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                                                                    EXHIBIT 3.93




                           THIRD AMENDED AND RESTATED

                         LIMITED PARTNERSHIP AGREEMENT

                                       OF

                MARTIN MEDIA, A California Limited Partnership

                       (formerly COLORADO RIVER MARKETS,

                       A California Limited Partnership)






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                               TABLE OF CONTENTS


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ARTICLE 1. DEFINITIONS ...................................................................1

  1.1. Act ...............................................................................1
  1.2. Affiliate .........................................................................1
  1.3. Affiliate Transaction .............................................................2
  1.4. Agreement .........................................................................2
  1.5. Asset Sale ........................................................................2
  1.6. Asset Sale Proceeds ...............................................................2
  1.7. Assignee ..........................................................................2
  1.8. Available Asset Sale Proceeds .....................................................2
  1.9. Bankruptcy; Bankrupt ..............................................................2
  1.10. Bankrupt Limited Partner .........................................................3
  1.11. Book Value .......................................................................3
  1.12. Business Day .....................................................................3
  1.13. Capital Account ..................................................................3
  1.14. Cash Available for Distribution ..................................................3
  1.15. Capital Contribution .............................................................3
  1.16. Capital Transactions .............................................................3
  1.17. Certificate of Limited Partnership ...............................................3
  1.18. Change of Control ................................................................3
  1.19. Change of Control Offer ..........................................................4
  1.20. Change of Control Payment Date ...................................................4
  1.21. Change of Control Purchase Price .................................................4
  1.22. Code .............................................................................4
  1.23. Credit Agreement .................................................................4
  1.24. Dissolved; Dissolution ...........................................................4
  1.25. Distribution .....................................................................4
  1.26. Exchange Act .....................................................................4
  1.27. General Partner ..................................................................4
  1.29. Incompetent; Incompetency ........................................................5
  1.30. Initial Warrants .................................................................6
  1.31. Kunz Subsequent Acquisition ......................................................6
  1.32. Limited Partner ..................................................................6
  1.33. Martin & MacFarlane ..............................................................6
  1.34. Majority of the Limited Partners .................................................6
  1.35. Minimum Gain .....................................................................6
  1.36. Net Income; Net Loss .............................................................6
  1.37. Nonrecourse Liability ............................................................7
  1.38. Notice of Proposed Sale ..........................................................7
  1.39. Partner ..........................................................................7
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  1.40. Partner-Funded Debt ...............................................................7
  1.41. Partnership .......................................................................7
  1.42. Partnership Assets ................................................................7
  1.43. Person ............................................................................7
  1.44. Preferred Limited Partnership Units ...............................................7
  1.45. Preferred Return ..................................................................7
  1.46. Preferred Unit Certificates .......................................................7
  1.47. Preferred Units; Units of Preferred Limited Partnership Interests .................7
  1.48. Preferred Units Capital Account Amount ............................................8
  1.49. Purchase Agreement ................................................................8
  1.50. Quarterly Warrants ................................................................8
  1.51. Record Date .......................................................................8
  1.53. Redemption Date ...................................................................8
  1.54. Redemption Notice .................................................................8
  1.55. Regulatory Allocations ............................................................8
  1.56. Selling Limited Partner ...........................................................8
  1.58. Temporary Cash Investments ........................................................9
  1.59. Time of Purchase ..................................................................9
  1.60. Transfer ..........................................................................9
  1.61. Units: Units of Common Partnerships Interests .....................................9
  1.62. U.S. Government Obligations........................................................9
  1.63. Warrants ..........................................................................9
  1.64. Warrants Agreement ................................................................9
  1.65. Warrants Units ....................................................................9

ARTICLE 2. ORGANIZATION ...................................................................9

  2.1. Formation ..........................................................................9
  2.2. Name ...............................................................................9
  2.3. Principal Office ..................................................................10
  2.4. Agent for Service of Process ......................................................10
  2.5. Term of the Partnership ...........................................................10
  2.6. Purposes ..........................................................................10

ARTICLE 3. CAPITAL CONTRIBUTIONS AND FINANCING ...........................................10

  3.2. Units Upon Execution of Agreement .................................................10
  3.3. Loans by a Partner ................................................................10
  3.4. Withdrawal of Capital .............................................................10
  3.5. Redemption ........................................................................10
  3.6. Loans from the Partnership ........................................................11
  3.7. Additional Capital Contributions and Admission of New Partners ....................11

ARTICLE 4. ACCOUNTING ....................................................................12

  4.1. Capital Accounts ..................................................................12
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                                      (ii)
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  4.2. Fiscal Year, Tax Matters Partner ..................................................13
  4.3. Books and Records to be Maintained ................................................13
  4.4. Information to be Provided to the Limited Partners ................................13
  4.5. Interim Closing of the Books ......................................................14
  4.6. Tax Withholding ...................................................................14

ARTICLE 5. NET INCOME AND NET LOSS; DISTRIBUTIONS ........................................14

  5.1. Allocation of Income and Loss .....................................................14
  5.2. Built-in Gain .....................................................................15
  5.3. Minimum Gain Chargeback ...........................................................15
  5.4. Qualified Income Offset ...........................................................15
  5.5. Partner-Funded Debt ...............................................................16
  5.6. Curative Allocations ..............................................................16
  5.7. Excess Non-Recourse Liability Safe Harbor .........................................16
  5.8. Treatment of Interest to Partners .................................................16
  5.9. Transfer During Taxable Year ......................................................16
  5.10. Depreciation Recapture ...........................................................17
  5.11. Economic Allocations .............................................................17
  5.12. Distributions ....................................................................17
  5.13. Distributions Limitation .........................................................18
  5.14. Cash Distributions in respect of Preferred Units .................................18

ARTICLE 6. RIGHTS AND DUTIES OF THE GENERAL PARTNER ......................................18

  6.1. General Partner Compensation; Expenses ............................................18
  6.2. Partnership Expenses ..............................................................19
  6.3. Time Devoted to the Partnership ...................................................19
  6.4. Partnership Governance ............................................................20
  6.5. Competing Interests ...............................................................21
  6.6. Restriction on Powers of the General Partner ......................................21
  6.7. Limitation on General Partner Liability ...........................................21
  6.8. Indemnification of General Partner ................................................21
  6.9. Certain Transactions; General Partner Agreements ..................................22
  6.10. Warrants .........................................................................22

ARTICLE 7. RIGHTS AND DUTIES OF LIMITED PARTNERS .........................................22

  7.1. Basic Rights ......................................................................22
  7.2. Prohibition Against Involvement in Management .....................................23
  7.3. Acts Not Constituting Management ..................................................23
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ARTICLE 8. VOTING, MEETINGS AND PROXIES ..................................................23

  8.1. Actions Requiring Approval by the Limited Partners ................................23
  8.2. Actions Requiring Unanimous Consent of the Limited Partners .......................23
  8.3. Meetings - Place ..................................................................24
  8.4. Meetings - Calling ................................................................24
  8.5. Meetings - Notice .................................................................24
  8.6. Meetings - Quorum .................................................................24
  8.7. Written Consent Without Meeting ...................................................25
  8.8. Proxies ...........................................................................25

ARTICLE 9. DISPOSITION OF LIMITED PARTNER INTERESTS ......................................25

  9.1. Withdrawal of Limited Partner .....................................................25
  9.2. Transfers Restricted ..............................................................25
  9.3. Transfers to Trust ................................................................25
  9.4. Transfer to a Legal Entity.........................................................26
  9.5. Transfer to Beneficial Owners .....................................................26
  9.6. Substituted Limited Partner .......................................................26
  9.7. Effect of Assignment and Substitution .............................................27
  9.8. Assignee's Capital ................................................................27

ARTICLE 10. PURCHASE OPTIONS .............................................................27

  10.1. Option to Purchase Interest in Event of Death of a Limited Partner ...............27
  10.2. Option to Purchase Interest in the Event of Divorce of a Limited Partner .........28
  10.3. Option to Purchase Interest in the Event of Bankruptcy of a Limited Partner ......29
  10.4. Option to Purchase Interest in Event of Incompetency of a Limited Partner.........30
  10.5. Option to Purchase Interest in the Event of Notice of Proposed Sale to a Third-
          party Purchaser ................................................................30
  10.6. Limitation .......................................................................31

ARTICLE 11. PURCHASE PRICE AND TERMS .....................................................32

  11.1. Purchase Price ...................................................................32
  11.2. Effective Date ...................................................................32

ARTICLE 12. TERMINATION AND ADMISSION OF A GENERAL PARTNER ...............................32

  12.1. Termination of a General Partner .................................................32
  12.2. No Removal of General Partner ....................................................33
  12.3. Transfer by General Partner ......................................................33
  12.4. Permissible Transfers by MW Sign Corp. ...........................................33
  12.5. Withdrawal of General Partner ....................................................33
  12.6. Additional General Partner .......................................................33
  12.7. Termination of General Partner ...................................................33
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ARTICLE 13. DISSOLUTION AND TERMINATION OF PARTNERSHIP ...................................33

  13.1. Dissolution and Termination ......................................................33
  13.2. Reconstitution ...................................................................34
  13.3. Events Not Dissolving the Partnership ............................................34
  13.4. Winding Up .......................................................................35
  13.5. Waiver of Rights to Court Decree of Dissolution ..................................36

ARTICLE 14. SPECIAL POWER OF ATTORNEY ....................................................36

  14.1. Attorney-in-Fact .................................................................36
  14.2. Special Provisions ...............................................................37

ARTICLE 15. COVENANTS ....................................................................37


ARTICLE 16. CERTAIN PROVISIONS APPLICABLE TO PREFERRED UNITS .............................38

  16.1. Redemption .......................................................................38
  16.2. Limitation on Certain Asset Sales ................................................39
  16.3. Change of Control ................................................................41
  16.4. Subordination Agreement ..........................................................43

ARTICLE 17. MISCELLANEOUS ................................................................43

  17.1. Headings .........................................................................43
  17.2. Time of Essence ..................................................................43
  17.3. Entire Agreement; Modification; Waiver ...........................................43
  17.4. Amendment ........................................................................44
  17.5. Governing Law ....................................................................44
  17.6. Recovery of Litigation Costs .....................................................44
  17.7. Severability .....................................................................44
  17.8. Notices ..........................................................................45
  17.9. Gender and Number ................................................................45
  17.10. Additional Documents ............................................................45
  17.11. Parties in Interest .............................................................45
  17.12. Counterparts ....................................................................45
  17.13. Statutory References ............................................................45
  17.14. Certificate of Nonforeign Status ................................................45
  17.15. Preferred Units Certificates ....................................................45
  17.16. .................................................................................46


                                      (v)

                           THIRD AMENDED AND RESTATED
                          LIMITED PARTNERSHIP AGREEMENT
                                       OF
                  MARTIN MEDIA, A California Limited Partnership

   (formerly COLORADO RIVER MARKETS. A California Limited Partnership)

     This Third Amended and Restated Limited Partnership Agreement is made and entered into by and between MW Sign Corp., a California corporation, as the General Partner, and the Limited Partners shown on Exhibit A, attached and incorporated by this reference.

                                   Background

     A. Colorado River Markets, A California Limited Partnership, was formed on December 19, 1984) with Martin & MacFarlane, Inc., a California corporation, as General Partner, and was operated in accordance with a Limited Partnership Agreement dated December 18, 1984, as amended until on or about August 22, 1991.

     B. On or about August 22, 1991, in accordance with the First Amended and Restated Limited Partnership Agreement (adopted by unanimous written consent of the Partners), Martin & MacFarlane, Inc., transferred its interest as General Partner to MW Sign Corp., who was admitted as the General Partner, and the name of the Partnership was changed from Colorado River Markets, A California Limited Partnership, to Martin Media, A California Limited Partnership.

     C. Effective as of September 30, 1991, the Partners executed a Second Amended and Restated Limited Partnership Agreement for the Partnership.

     D. Effective as of May 1, 1996, the Partners executed a First Amendment to Second Amended and Restated Limited Partnership Agreement for the Partnership.

     E. Effective as of January 1, 1997, the Partners executed a Second Amendment to Second Amended and Restated Limited Partnership Agreement for the Partnership.

     The Partners desire to amend and restate the agreement of the parties.

ARTICLE 1.     DEFINITIONS.

     1.1       Act. The California Revised Limited Partnership Act.


     1.2. Affiliate. Any Person directly or indirectly through one or more intermediaries controlling, controlled by or under common control with another Person. The term "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, no holder of Preferred Units, Warrants or Warrant Units, as such, shall be deemed an Affiliate of the Partnership or the General Partner.

     1.3.      Affiliate Transaction. As defined in Section 15.1(b).

     1.4. Agreement. This Third Amended and Restated Limited Partnership Agreement, as amended from time to time in accordance with the provisions hereof.


     1.5. Asset Sale. The sale, transfer or other disposition (other than to the Partnership or any of its wholly-owned Subsidiaries) in any single transaction or series of related transactions of (a) any capital stock of or other equity interest in any Subsidiary of the Partnership, (b) real property interest in or/real property (other than real property or interest in real property) or (c) all or substantially all of the assets (other than real property or interest in real property) of any business, or part thereof, owned by the Partnership or any Subsidiary thereof, or a division, line of business or comparable business segment of the Partnership or any Subsidiary thereof. Any transaction constituting a Change of Control shall not be deemed to be an Asset Sale.

     1.6. Asset Sale Proceeds. With respect to any Asset Sale, (i) cash received by the Partnership or any Subsidiary from such Asset Sale, after (a) provision for all income tax distributions or other taxes measured by or resulting from such Asset Sale, (b) payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale, (c) provision for minority interests in any Subsidiary as a result of such Asset Sale and (d) deduction of appropriate amounts to be provided by the Partnership or a Subsidiary as a reserve, in accordance with generally accepted accounting principles, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Partnership or a Subsidiary after such Asset Sale, including without limitation, pension and other postemployment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with assets sold or disposed of in such Asset Sale, and (ii) promissory notes and other non-cash consideration received by the Partnership or any Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such notes or non-cash consideration into cash.


     1.7. Assignee. A Person who has acquired a beneficial interest in this Partnership from a Partner but who is not a substituted Partner.

     1.8. Available Asset Sale Proceeds. With respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (iii)(A) or (iii)(B) of Section 16.2 and which have not been the basis for an Excess Proceeds Offer in accordance with clause
(iii)(C) of such Section 16.2.

     1.9. Bankruptcy, Bankrupt. Any of the following (a) the filing of a voluntary, petition under any federal or state law for the relief of debtors including the filing of a voluntary petition under any Chapter of Title 11 of the United States Code; (b) the filing of an involuntary proceeding under any such law; (c) the making of a general assignment for the benefit of the assignor's creditors; (d) the appointment of a receiver or trustee of a substantial portion of a Person's assets; (e) the seizure by a sheriff, receiver or trustee of a substantial portion of a Person's assets; provided that no bankruptcy shall occur in the case of an event described in clause (b), (d) or
(e) above, until the proceeding, appointment or seizure has been pending or has been in force for sixty (60) days.


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     1.10.     Bankrupt Limited Partner. As defined in Section 10.3.

     1.11. Book Value. The amount carried on the books of the Partnership for financial accounting purposes.

     1.12. Business Day. A day that is not a Saturday, a Sunday or a day on which banking institutions in the State of New York or in the State of California are not required to be open.

     1.13.     Capital Account. As defined in Section 4.1.

     1.14. Cash Available for Distribution. The excess of the Partnership's positive cash flow over the Partnership's working capital needs. The Partnership's positive cash flow shall mean the excess of cash receipts over cash disbursements for any given period. The Partnership's working capital needs shall be determined by the General Partner and shall include, but not be limited to, reasonable reserves for current and future operating expenses, debt service, contingencies and emergencies. The terms of the Partnership's borrowings as negotiated by the General Partner may severely restrict Cash Available for Distribution.

     1.15. Capital Contribution. With respect to any Partner at any time, the aggregate amount of cash and the Gross Asset Value of any property (other than cash) contributed to the Partnership by such Partner as of such time.

     1.16. Capital Transactions. Any of the following: (i) any sale, exchange, taking by eminent domain, damage, destruction or other disposition of all or any part of the assets of the Partnership, other than tangible personal property disposed of in the ordinary course of business; or (ii) any financing or refinancing of any Partnership indebtedness; provided however, that the receipt by the Partnership of Capital Contributions shall not constitute Capital Transactions.

     1.17. Certificate of Limited Partnership. The certificate referred to in Section 15621 of the Act and any amendments thereto.


     1.18. Change of Control. The occurrence of one or more of the following events: (i) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions however effected, including, without limitation, by way of merger or reorganization) of assets of the Partnership or Subsidiaries thereof, which assets constitute all or substantially all of the assets of the Partnership and its Subsidiaries, taken as a whole, to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a "Group"), together with any Affiliates thereof; (ii) the approval by the General Partner or Partners of any plan or proposal for the liquidation or dissolution of the Partnership or an event of dissolution as described in Section 13.1(c) occurs;
(iii) E. Thomas Martin and David B. Weyrich, individually or in the aggregate, shall cease to beneficially own (for purposes of this definition, within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, voting capital stock of the Managing General Partner (as defined in the last sentence of this definition) representing more than 50% of all such outstanding voting common stock; (iv) any Person or Group (other than E. Thomas Martin and David B. Weyrich) shall become the owner, directly or indirectly, beneficially or of record, of Units representing more than a 50% interest in the profits, losses and distributions of the

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Partnership or 50% or more of the Units then outstanding; (v) the replacement of a majority of the Board of Directors of the Managing General Partner over a two-year period from the directors who constituted the Board of Directors of the Managing General Partner at the beginning of such period, and such replacement shall not have been approved by a vote of at least two-thirds of the Board of Directors of the Managing General Partner then still in office who either were members of such Board of Directors at the beginning of such period or whose election as a member of such Board of Directors was previously so approved; or
(vi) the occurrence of any "Change of Control" as defined in the Credit
Agreement either as in effect on the date hereof or as defined in such Agreement as the same may hereafter be amended. The Managing General Partner of the Partnership means each general partner thereof that has sole power, directly or indirectly, to take all of the actions that any and all general partners are entitled or required to take under this Agreement, as in effect at the Time of Purchase.


     1.19.     Change of Control Offer. As defined in Section 16.3.

     1.20.     Change of Control Payment Date. As defined in Section 16.3.

     1.21.     Change of Control Purchase Price. As defined in Section 16.3.

     1.22. Code. The Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequent federal revenue laws.


     1.23. Credit Agreement. The Second Amended and Restated Credit Agreement, dated as of July 31, 1997, among the Partnership, the General Partner, the Lenders, the Administrative Agent and the Co-Agent (as such terms are defined therein), as amended by Amendment No. 3 thereto, dated as of December 23, 1997, as the same may be amended from time to time.


     1.24. Dissolved; Dissolution. The termination of a trust or an estate or the dissolution of a partnership, corporation or other legal entity as determined by applicable state law.

     1.25. Distribution. The transfer of money or property by the Partnership to a Partner without consideration.

     1.26.     Exchange Act. The Securities Exchange Act of 1934, as amended.

     1.27. General Partner. MW Sign Corp. or any Person succeeding it as General Partner or any subsequently admitted General Partner.

     1.28. Gross Asset Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

               (a) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as determined by the General Partner and the contributing Partner.

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               (b)  The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in subsections (i) through (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner using such reasonable method of valuation as it may adopt in its reasonable discretion as of the following times:

                    (i) the acquisition of an interest in the Partnership by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership Assets as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                    (iii) the liquidation of the Partnership within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g); and

                    (iv) at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulation Sections 1.704-1(b) and 1.704-2.

               (c) The Gross Asset Value of any Partnership Asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as reasonably determined by the General Partner.

               (d) The Gross Asset Values of Partnership Assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph
                    (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subparagraph (b) is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph(d).


     1.29. Gross Asset Value means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

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     1.30.     Initial Warrants. As defined in the Purchase Agreement.

     1.31. Kunz Subsequent Acquisition. As defined in the Credit Agreement as in effect on the date hereof.

     1.32. Limited Partner. Each of the Persons admitted to the Partnership as a Limited Partner in accordance with this Agreement. For purposes of the Transfer provisions contained in this Agreement, the Persons deemed Limited Partners and spouses are shown on Exhibit A and/or B.

     1.33. Martin & MacFarlane shall mean Martin & MacFarlane, Inc., a California corporation.

     1.34. Majority of the Limited Partners. Limited Partners holding more than fifty percent (50%) of the Units held by all the Limited Partners. The term "Majority of the Limited Partners" shall be used in lieu of the term "majority-in-interest of the limited partners" as defined in Act Section 16611(u) for all purposes in connection with this Agreement.

     1.35. Majority of Preferred Units. Holders of more than 85% of the outstanding Preferred Units at the time of the termination: provided that from and after the date on which CIBC Oppenheimer Corp. has sold (other than to its Affiliates) more than 3.750 of the Preferred Units purchased by it on the date hereof, such percentage shall be 50%.

     1.36. Minimum Gain. The amount determined, at the end of a taxable year of the Partnership, by computing, with respect to each Nonrecourse Liability and each Partner-Funded Debt of the Partnership, the amount of net gains from Capital Transactions (of whatever character), if any, that would be realized by the Partnership if it disposed of (in a taxable transaction) the Partnership property subject to such Nonrecourse Liability or Partner-Funded Debt in full satisfaction thereof, and by then aggregating the amounts so computed. For the purpose of determining the amount of such gain, (i) only that portion of the Partnership's Gross Asset Value allocable, pursuant to the Treasury Regulations under Section 704(b) of the Code, to such Nonrecourse Liability or Partner-Funded Debt shall be taken into account, (ii) the Gross Asset Value of Partnership property shall be computed after taking into account depreciation for such year and (iii) the amount of the unpaid principal balance of each Nonrecourse Liability shall be reduced by repayments of all or a portion of such Nonrecourse Liability made during each year.

     1.37. Net Income: Net Loss. "Net Income" or "Net Loss" for each taxable year or other period shall be the taxable income or loss of the Partnership determined in accordance with Code section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code section 703(a)(1) shall be included in taxable income or loss) using the accrual method of accounting, including tax-exempt income and as adjusted as provided in Treasury Regulations section 1.704-1(b)(2)(iv)(i), but excluding any items that are specially allocated pursuant to Article 5. The amounts of the items of Partnership income, gain, loss or deduction available to be specifically allocated pursuant to Article 5 hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss. Net

Income and Net Losses and items thereof shall be determined and allocated with respect to each fiscal year of the Partnership as of the end of such fiscal year.

     1.39. Nonrecourse Liability. Has the meaning set forth in Section 1.704-2(b)(3) of the Treasury Regulations.

     1.40.     Notice of Proposed Sale. As defined in Section 10.5.

     1.41. Partner. Any Person who is a limited Partner or a General Partner in the Partnership.

     1.42. Partner-Funded Debt. Any non-recourse indebtedness of the Partnership which is loaned or guaranteed by any Partner or is treated as "partner nonrecourse debt" under Section 1.704-2(b)(4) of Treasury Regulations.

     1.43.     Partnership. The Partnership formed by this Agreement.

     1.44. Partnership Assets. All direct and indirect interests in real and personal property owned by the Partnership from time to time, and shall include both tangible and intangible property (including cash).

     1.45. Person. An individual, partnership, limited liability company, trust, estate, association, corporation or other entity, as well as a guardian, trustee, executor, administrator, committee, trustee in bankruptcy, receiver, assignee for the benefit of creditors, conservator or other Person acting in a fiduciary capacity.

     1.46. Preferred Limited Partnership Interests. Limited partnership interests having the rights to distributions set forth in Section 5.12(b)(1) and
(2) hereof and Section 13.4(b) insofar as such Section refers to Section 5.12(b)(1) and (2) hereof.

     1.47. Preferred Return. With respect to a holder of Preferred Units, an amount sufficient to provide to such holder an annual rate of return, compounded quarterly, on the excess (on a weighted average basis during each fiscal year of the Partnership), if any, of (i) the aggregate Capital Contributions previously made (or deemed to be made) by such holder in respect of such Units (increased by all accrued but unpaid Preferred Returns from prior fiscal quarters), over
(ii) any distributions received by such holder pursuant to Section 5.12(b)(1) (to the extent the Preferred Returns allocable to such distribution was previously taken into account under (i) above) and Section 5.12(b)(2) equal to
(a) 14%, from December 23, 1997 until June 23, 1998; (b) 15%, from June 23, 1998 until September 23, 1998; and (c) 15% plus 50 basis points for each three-month period in which any Preferred Units shall remain outstanding from and after September 23, 1998; provided, however, that the Preferred Return shall not exceed a rate of 20% per annum compounded quarterly.

     1.48.     Preferred Unit Certificates. As defined in Section 16.1.

     1.49. Preferred Units Capital Account Amount. The aggregate amount, at the time of determination thereof, of the Capital Accounts for all Preferred Units, determined without giving effect to any Preferred Return previously credited to such Capital Accounts; and, when used with reference to any Preferred Unit, the Preferred Units Capital Account Amount allocable to such Unit.

     1.50. Purchase Agreement. The Purchase Agreement, dated as of December 23, 1997, by and among the Partnership, the General Partner and the Purchasers set forth on Schedule I thereto.

     1.51.     Quarterly Warrants. As defined in the Purchase Agreement.

     1.52.     Record Date. As defined in Section 11.1(a).

     1.53. Redemption Amount. The aggregate amount, at the time of determination thereof, of the Capital Accounts for all Preferred Units plus the Preferred Return for all such Units (to the extent not previously credited to such Capital Accounts) to the applicable Redemption Date or purchase date hereunder; and, when used with reference to any Preferred Unit, the Redemption Amount allocable to such Unit.

     1.54. Redemption Date. With respect to any Preferred Units, the date fixed for redemption of such Units pursuant to Section 16.1.

     1.55.     Redemption Notice. As defined in Section 16.1.

     1.56.     Regulatory Allocations. Has the meaning set forth in Section 5.6.

     1.57.     Selling Limited Partner. As defined in Section 10.5.

     1.58. Subsidiary. With respect to any specified Person, any corporation, partnership, joint venture, limited liability company, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, limited liability company, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

           1.59. Temporary Cash Investments. (i) Investments in U.S. Government Obligations maturing within 365 days of the date of purchase; (ii) investments in certificates of deposit issued by a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, in each case having capital, surplus and undivided profits totaling more than $500,000,000 and rated at least A by Standard & Poor's Corporation and A-2 by Moody's Investors Service Inc. maturing within 365 days of purchase; or (iii) investments not exceeding 365 days in duration in money market funds that invest substantially all of such funds' assets in investments described in the preceding clauses (i) and (ii).

           1.60. Time of Purchase. As defined in the Purchase Agreement.

           1.61. Transfer. Sell, pledge, transfer, encumber, assign or otherwise dispose of property.


           1.62. Units the number of Units shall not exceed 10,000. Preferred Units shall not constitute Units. The number of Units held by each Partner in the Partnership are set forth in Exhibit A, attached hereto and made a part hereof. Subsequent to the admission of additional Limited Partners acquiring Units, the Transfer of Units or the redemption of Units, the General Partner is authorized to revise Exhibit A to reflect the Units of each Partner after giving effect to such transaction. The General Partner shall provide a copy of Exhibit A, as revised, to each Limited Partner.


           1.63. U.S. Government Obligations. (a) Securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

           1.64. Warrants. As defined in the Purchase Agreement.

           1.65 Warrant Agreement. The Warrant Agreement, dated as of December 23, 1997, by and among the Partnership, the Warrant Agent (as defined therein) and MW Sign Corp.

           1.66. Warrant Units. As defined in the Warrant Agreement.

ARTICLE 2.  ORGANIZATION.

           2.1. Formation. The Partnership was formed on December 19, 1984, by filing a Certificate of Limited Partnership in the office of the California Secretary of State in accordance with Section 15621 of the Act.

           2.2. Name. The name of the Partnership is Martin Media, A California Limited Partnership.

           2.3. Principal Office. The principal office of the Partnership is located at 1245 Vine Street, Paso Robles, California 93446, and may be changed to such place as the General Partner shall determine.

           2.4. Agent for Service of Process. The name and address of the agent for service of process shall be determined by the General Partner.

           2.5. Term of the Partnership. The Partnership commenced as of the date of filing of the Certificate of Limited Partnership in the office of the California Secretary of State on December 19, 1984. The Partnership shall continue until December 31, 2024, or until Dissolution of the Partnership as otherwise provided in this Agreement.


           2.6. Purposes. The purposes of the Partnership are to purchase, construct, manage, operate and hold for investment and sell outdoor advertising structures, and invest in and hold interests in joint ventures, limited liability companies, corporations or similar entities, and transfer assets into such Subsidiary entities, and do all things reasonably incident thereto, including but not limited to borrowing money for Partnership purposes and securing such borrowing at any time.


ARTICLE 3.  CAPITAL CONTRIBUTIONS AND FINANCING.


           3.1. Intentionally left blank.


           3.2. Units Upon Execution of Agreement. Upon execution of this Agreement, the number of Units held by the Partners and the number of Preferred Units held by certain Limited Partners shall be as set forth on Exhibits A and B hereto, respectively.

           3.3. Loans by a Partner. A Partner may make a loan to the Partnership or may advance money on the Partnership's behalf only with the prior written consent of the General Partner. Any loan or advance shall not increase the Capital Account of the Partner or entitle the Partner to any greater share of Partnership Distributions or subject the Partner to any greater share of Partnership Net Income or Net Loss. The amount of the loan or advance shall:
(a) be a debt owed by the Partnership; (b) be evidenced by appropriate loan documentation; and (c) bear interest at a fair market rate.

           3.4. Withdrawal of Capital. No partner shall have the right or power to withdraw capital from the Partnership or to reduce the Partner's Capital Account except as provided in this Agreement. No partner shall receive interest on Capital Contributions.


           3.5. Redemption. Subject to the provisions of Section 15.1: The General Partner is authorized without the consent of the Limited Partners to cause the Partnership to redeem such interest of any of the Limited Partners as the General Partner deems appropriate, from time to time, on such terms as the General Partner deems it in the best interest of the Partnership to offer to any Limited Partner, provided that such Limited Partner covenants to such terms. If the General Partner causes the Partnership to redeem an interest in the Partnership from a Person who is an Affiliate of the General Partner, the General Partner shall be authorized to cause the Partnership to redeem such interest on terms that the General Partner believes in good faith are not more than what a Limited Partner who is not an Affiliate of the General Partner would receive. The General Partner may require the Partnership to redeem such Affiliate's interest notwithstanding that the General Partner is aware that any unaffiliated Limited Partner is desiring for such unaffiliated Limited Partner to have its interest redeemed. The Limited Partners intend that the General Partner shall have the absolute right to select what Limited Partner's interest or Limited Partners' interests shall be redeemed. This selection right may be made without regard to whether such Person is affiliated with the General Partner. Upon redemption of Units held by a Limited Partner, the General Partner shall transfer to the Partnership for no consideration a number of Units held by the General Partner such that the quotient obtained by dividing the number of Units held by the General Partner by the aggregate number of Units held by all Partners, in which case immediately after such redemption, equals the quotient obtained by dividing the number of Units held by the General Partner by the aggregate number of Units held by all Partners, in each case immediately before such redemption.


           3.6. Loans from the Partnership. Subject to the provisions of Section 15.1, in any subsequent offerings of limited Partnership interests, the General Partner in its sole discretion may cause the Partnership to make a loan to Persons desiring to purchase limited Partnership interests. The Limited Partners acknowledge that the General Partner has caused the Partnership to assume a loan from Nevada Outdoor Systems, Inc. ("NOS") to David B. Weyrich in the amount of ONE HUNDRED THOUSAND DOLLARS ($100,000) in connection with the acquisition of certain assets and liabilities of NOS, and that such loan will be repaid on or before January 10, 1998.

           3.7. Additional Capital Contributions and Admission of New Partners.

                a) Subject to Section 15.1: The General Partner shall have the right to admit one or more additional Limited Partners to the Partnership or approve admission or substitution of a member in any limited liability company or limited partner in any other limited partnership in which the Partnership has an interest on terms and conditions as the General Partner deems to be in the best interests of the Partnership. It is contemplated that the Partnership may acquire additional outdoor advertising structures or entities that engage in outdoor advertising businesses through the exchange of limited partnership interests for such assets. In addition, the General Partner may admit one or more additional Limited Partners to the Partnership for cash or property contributions to the capital of the Partnership on such terms as the General Partner, in its discretion, determines. Upon the admission of a Limited Partner, the Partnership shall issue to the General Partner for no consideration a number of Units such that the quotient obtained by dividing the number of Units held by the General Partner by the aggregate number of Units held by all Partners, in each case immediately before such admission, equals the quotient obtained by dividing the number of Units held by the General Partner by the aggregate number of Units held by all Partners, in each case immediately after such admission.

                b) Notwithstanding the foregoing, the Partnership shall not issue any other interests in the Partnership on a parity or senior basis with respect to distributions (or otherwise) to be made on the Preferred Units pursuant to this Agreement "without the consent of holders of at least 85% of the Preferred Units then outstanding.

ARTICLE 4. ACCOUNTING.

           4.1. Capital Accounts.

                a) Maintenance of Capital Accounts. A Capital Account shall be established and maintained for each Partner. Each Partner's Capital Account shall be maintained in a manner consistent with Treasury Regulations section 1.704-1(b)(2)(iv).

                b) Calculation of Capital Accounts. Each Partner's Capital Account shall be:

                   (1) Increased by the amount of money contributed by the Partner to the Partnership;

                   (2) Increased by the fair market value of property contributed by the Partner to the Partnership (net of liabilities securing such contributed property, that the Partnership is considered to assume or take subject to under section 752 of the Code);

                   (3) Increased by allocations to the Partner of Partnership income and gain or items thereof including income and gain except from tax (except to the extent such income or gain has previously been reflected in the Partner's Capital Account by adjustments thereto);

                   (4) Decreased by the amount of money distributed to the Partner by the Partnership;

                   (5) Decreased by the fair market value of property distributed to the Partner (net of liabilities securing such distributed property that such Partner is considered to assume or take subject to under section 752 of the Code);

                   (6) Decreased by allocations of Partnership loss, deduction or items thereof except to the extent such loss or deduction has previously been reflected in the Partner's Capital Account by adjustments thereto and expenditures described in section 705(a)(2)(B) of the Code, and

                   (7) Otherwise adjusted in accordance with Treasury Regulations section 1.704-1(b)(2)(iv).

                c) Adjustment Upon Distribution of Property. If Partnership property is distributed to a Partner, then, before the Capital Account of such Partner is adjusted as required by this Section 4.1, the Capital Accounts of the Partners shall be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in such property (that has not been reflected in such Capital Accounts previously) would be allocated among the Partners if there were a taxable disposition of such property for its fair market value on the date of Distribution.

            d) Holders of Preferred Units. In addition to the adjustments set forth in this Section 4.1(b), the Capital Account for each holder of Preferred Units shall be adjusted as provided in Section 5.1(a).


            4.2. Fiscal Year; Tax Matters Partner. The Partnership shall continue to use a fiscal year ending on December 31 for all purposes. The General Partner, MW Sign Corp., shall be the Partnership's tax matters partner for purposes of Code section 6231(a)(7).

           4.3. Books and Records to be Maintained. The Partnership shall keep at its principal office full and accurate books and records, including the following:

                a) Partners. A current list of the full name and last known business or residence address of each Partner set forth in alphabetical order, together with the Capital Contribution and share in Net Income and Net Loss of each Partner;

                b) Certificate of Limited Partnership. A copy of the Certificate of Limited Partnership and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any Certificate of Limited Partnership has been executed;

                c) Tax Returns. Copies of the Partnership's federal, state and local income tax or information returns and reports, if any, for the six (6) most recent fiscal years;

                d) Agreement. Copies of the original Partnership Agreement and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any amendment has been executed;

                e) Financial Statements. Financial statements of the Partnership for the six (6) most recent fiscal years; and

                f) Books and Records. The Partnership's books and records for the three (3) most recent fiscal years.

           4.4. Information to be Provided to the Limited Partners.

                a) Information Maintained by Partnership. At the expense of the Partnership and upon demand by a Limited Partner or a Limited Partner's agent or attorney, the General Partner shall promptly furnish a copy of the information required to be maintained by Section 4.3.


                b) Limited Partner Inspection Rights. A Limited Partner or the Limited Partner's agent or attorney has the right, upon reasonable request, to inspect and copy during normal business hours any of the Partnership records required to be maintained by Section 4.3.


                c) Tax Information. The General Partner shall send to each of the Partners, within ninety (90) days after the end of each taxable year, such information as is necessary to complete the Partner's federal and state income tax or information returns and a copy of the Partnership's federal, state and local tax or information returns for the year.

                d) Annual Report. The General Partner shall cause an annual report to be sent to each of the Partners within one hundred twenty (120) days after the end of each fiscal year. The report will include the financial statements of the Partnership. If the financial statements are compiled, reviewed or audited, they will be accompanied by the report of any independent certified public accounting firm that compiled, reviewed or audited them.

           4.5. Interim Closing of the Books. There shall be an interim closing of the books of account of the Partnership at such time as the Partnership's taxable year ends pursuant to the Code and at such other times as the General Partner shall determine is required by generally accepted accounting practices or is appropriate under the circumstances.

           4.6. Tax Withholding. The Partnership shall at all times be entitled to make payments with respect to any Partner in amounts required to discharge any legal obligation of the Partnership pursuant to any provision of the Code, the Treasury Regulations or any other tax provision or any provision enacted in the future imposing a similar obligation of the Partnership to withhold or make payments to any governmental authority with respect to any U.S. federal, state and local or foreign tax liability of such Partner arising as a result of such Partner's Units.

ARTICLE 5. NET INCOME AND NET LOSS; DISTRIBUTIONS.

           5.1. Allocation of Income and Loss.

                a) Preferred Return. The Capital Account of each holder of Preferred Units, as such, shall be credited with gross income for each fiscal year in an amount equal to the Preferred Return for the fiscal year, whether or not actually paid as a distribution on such Preferred Units, it being understood that such gross income will be treated as a "guaranteed payment" within the meaning of Section 707(c) of the Code.

                b) Allocation of Net Income or Net Loss.

                   (1) Net Loss for any fiscal year shall be allocated among the Partners as follows:

                       (a) First, to all Partners (other than to holders of Preferred Units, as such) according to their respective Units, with consideration given for the varying Units of such Partners during such year;

                       (b) Second, to holders of Preferred Units, as such, to the extent of their positive Capital Account balances in respect of their respective Preferred Units;

                       (c) Third, to the General Partner.

                   (2) Net Income for any fiscal year shall be allocated among the Partners as follows:

                       (a) First, to the General Partner to the extent of Net Loss allocated to the General Partner under Section 5.1(b)(1)(c);

                    (b) Second, to holders of Preferred Units, as such, to the extent of and in proportion to the amount by which the Net Loss allocated to each such Partner for the current and all prior fiscal years of the Partnership under Section 5.1(b)(1)(b) exceeds the Net Income allocated to each such Partner for the current and all of the prior fiscal years of the Partnership under this Section 5.1(b)(2)(b);

                    (c) Third, to the Partners, to the extent of, and in proportion to, the amount by which the Net Loss allocated to each such Partner for the current and all prior fiscal years of the Partnership under Section 5.1(b)(1)(a) exceeds the Net Income allocated to each such Partner for the current and all prior fiscal years of the Partnership pursuant this Section 5.1(b)(2)(c);

                    (d) Fourth, to the General Partner, until the General Partner is allocated a cumulative amount (from December 19,1984) of NINE HUNDRED SIXTY THOUSAND DOLLARS ($960,000) pursuant to this Section 5.1(b)(2)(d); and

                    (e) Then, to the Partners, according to their Units with consideration for the varying Units of the Partners during such year.

     5.2. Built-In Gain. In determining each Partner's distributive share of items of income, gain, loss or deduction realized by the Partnership with respect to all property and assets whose book value is greater than their adjusted basis or federal income tax purposes (including any partnership or tenancy in common interest contributed to the Partnership) shall be allocated among the Partners as provided in Section 704(c) of the Code and the Treasury Regulations thereunder.


     5.3. Minimum Gain Chargeback. Notwithstanding the allocations provided for in Sections 5.1 and 5.2, if there is a net decrease in Minimum Gain during a taxable year of the Partnership (including any Minimum Gain attributable to Partner-Funded Debt), each Partner at the end of such year shall be allocated, before any other allocations of profits, losses, net gains from Capital Transactions and net losses from Capital Transactions are made under this Agreement for such year, items of income and gain for such year (and, if necessary, subsequent years) in the amount and in the proportions described in
Section 1.704-2(f) of the Treasury Regulations.

     5.4. Qualified Income Offset. Notwithstanding the allocations provided for in Sections 5.1 and 5.2, no allocation of an item of loss or deduction shall be made to a Partner to the extent such allocation would cause or increase a deficit Capital Account balance in such Partner's Capital Account as of the end of the taxable year to which such allocation relates, after taking into account any adjustment, allocation or distribution described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Treasury Regulations, and if any such adjustment, allocation or distribution unexpectedly occurs, the Partners shall be allocated (after taking into account any allocations made pursuant to this Section 5.4) items of income and gain in an amount and manner to eliminate any Capital Account deficit attributable to such adjustment, allocation or distribution as quickly as possible. For purposes of this Section 5.4, there shall be excluded from a Partner's deficit Capital Account balance at the end of a taxable year of the Partnership (x) such Partner's share, determined in accordance with Section 704(b) of the Code and Section 1.704-2(g) of the Treasury Regulations, of Minimum Gain (provided that in the case of Minimum Gain attributable to Partner-Funded Debt, such Minimum Gain shall be allocated only to the Partner or Partners to which such debt is attributable pursuant to Section 1.704-2(i) of the Treasury Regulations), (y) the amount of any loans (other than Partner-Funded Debt) for which such Partner is personally liable (whether as a result of a guarantee or otherwise), and (z) the amount such Partner is obligated to restore to the Partnership under Section 1.704-1(b)(2)(ii) of the Treasury Regulations.

     5.5. Partner-Funded Debt. Notwithstanding the allocations provided for in Sections 5.1 and 5.2, if there is a net increase in Minimum Gain during a taxable year of the Partnership that is attributable to Partner-Funded Debt then, first depreciation, to the extent the increase in such Minimum Gain is allocable to depreciable property, and then a proportionate part of other deductions and expenditures described in Section 705(a)(2)(B) of the Code, shall be allocated to the lending or guaranteeing Partner (and to joint lenders or guarantors in proportion to their relative obligations), provided that the total amount of deductions so allocated for any year shall not exceed the increase in Minimum Gain attributable to such Partner-Funded Debt in such year.


     5.6.      Curative Allocations.  The allocations set forth in Sections 5.3,
5.4 and 5.5 (the "Regulatory Allocations") are intended to comply with certain requirements of Sections 1.704-l(b) of the Treasury Regulations.
Notwithstanding any provision of this Article 5 other than the Regulatory Allocations, the Regulatory Allocations shall be taken into account in allocating other net income, net losses, net gains and net losses from Capital Transactions, and net gains and net losses from Capital Transactions resulting in a dissolution of the Partnership between the Partners so that, to the extent possible, the net amount of such other allocations and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to such Partner if the Regulatory Allocations had not been made.

     5.7. Excess Non-Recourse Liability Safe Harbor. Pursuant to Section 1.752-3(a)(3) of the Treasury Regulations, solely for purposes of determining each Partner's proportionate share of the "excess non-recourse liabilities" of the Partnership (as defined in Section 1.752-3(a)(3) of the Treasury Regulations), the Partners' respective interests in Partnership profits shall be in accordance with their interests in the Partnership.


     5.8. Treatment of Interest to Partners. For purposes of this Article 5, interest paid by the Partnership to any Partner related to a loan made by the Partner to the Partnership shall be treated as an expense of the Partnership.

     5.9. Transfer During Taxable Year. Subject to section 706 of the Code, in the event of a Transfer of a Partner's interest or any part thereof at any time other than the close of the Partnership's fiscal year, the allowable shares of the various items of the Partnership's income, gain, loss, deduction and credit (and other items separately reported) as computed for federal and state income tax purposes, shall be allocated between the transferor and the transferee by closing the Partnership's books with respect to such Transfer as of the close of the calendar month in which such Transfer occurs (unless a different method of allocation is approved, in writing, by the transferor and the transferee and the General Partner).

     5.10. Depreciation Recapture. Each Partner's allocable share of Partnership Net Income which is characterized as ordinary income pursuant to section 1245 or 1250 of the Code or Section 18211 or 18212 of the California Revenue and Taxation Code, as amended (the "depreciation recapture"), with respect to the disposition of an item of Partnership property shall be borne, as to depreciation recapture arising from depreciation accrued prior to the date of this Agreement, by the Limited Partners in proportion to their respective Units prior to the date of this Agreement, and as to depreciation recapture arising from depreciation accrued from and after the date of this Agreement, by the Limited Partners and the General Partner in the same ratio as such Limited Partners' or General Partner's allocable share of depreciation from and after the date of this Agreement bears to all the Limited Partners' and the General Partner's allocable shares of depreciation from and after the date of this Agreement. In no event shall depreciation recapture be allocable to holders of Preferred Units, as such.

     5.11. Economic Allocations. It is the intent of the Partners that the good faith allocations of income or loss made by the General Partner under this Agreement reflect the economic expectations of the Partners. If any allocation of any item of Net Income and Net Loss under this Agreement is adjusted pursuant to an income tax audit by the Internal Revenue Service or California Franchise Tax Board or by court determination, the Partners agree that all Distributions, including liquidating Distributions, shall continue to be made under the method used by the General Partner in good faith to allocate income and loss and to make Distributions under this Agreement prior to a court's, the Internal Revenue Service's, Franchise Tax Board's or any other state's equivalent agency's adjustment of the allocations of any items of the Partnership's income or loss.


     5.12.     Distributions.


               a) Generally. Except as otherwise provided in Articles 13, 15 and 16 hereof, the General Partner may distribute Cash Available for Distribution during the fiscal year to the Partners pursuant to Section 5.12(b).

               b) Interim Distributions. Distributions to be made to the Partners prior to, and otherwise not in conjunction with, the final liquidation of the partnership shall be distributed as follows:


                    (1) First, to the holders of Preferred Units, as such, in proportion to the number of Preferred Units held thereby on the date of distribution, until the cumulative amount previously and currently distributed to the holders of Preferred Units, as such, under this Section 5.12(b)(1) equals the Preferred Return for the then-current fiscal year and each prior fiscal year;


                    (2) Second, to the holders of Preferred Units, as such, in proportion to the number of Units held thereby on the date of distribution, in an amount equal to $25,000,000, provided that no such distribution shall be made on or before September 23, 1998;

                         (3)  Third, to the General Partner until the General
Partner is distributed a cumulative amount (from December 19, 1984) of NINE HUNDRED SIXTY THOUSAND DOLLARS ($960,000); and

                         (4)  Fourth, in accordance with the number of Units
held by each Partner on the date that the General Partner declares that a Distribution will be made.


                    c) Subject to Section 5.13, if the Partnership has Net Income for federal income tax purposes for any fiscal year, then the Partnership shall first distribute at least an amount of cash ("Tax Distribution"), first to holders of Preferred Units, as such, in proportion to the number of Preferred Units held thereby on the date of distribution, and then (if amounts are still available) to all other Partners, which, when combined with all other distributions to such Partners in the current and all preceding fiscal years, equals the product of the highest combined federal, state and local marginal income tax rate applicable to any Partner and the excess, if any, of (i) the aggregate net taxable income allocated to such Partner in the current and all preceding fiscal years over (ii) the aggregate net taxable loss allocated to such Partner in all preceding taxable years. Any amounts distributed to a Partner pursuant to this Section 5.12(c) shall reduce, on a dollar for dollar basis, until fully recovered any distribution to which a Partner is otherwise entitled under this Agreement.


     5.13. Distributions Limitation. If after allocation of Net Income and Net Loss and all allocations of income or deduction not included in Net Income of Net Loss, a Distribution to a Limited Partner would cause such Limited Partner's Capital Account to be negative in excess of the Limited Partner's obligation to restore a deficit and such Partner's share of minimum gain, no Distribution shall be made to such Limited Partner to the extent that the Distribution would cause such an excess Capital Account deficit to arise for such Limited Partner. The Distribution shall be made in such succeeding fiscal year when a Distribution to such Limited Partner will not violate the requirements of the preceding sentence. The provisions of this Section 5.13 shall not apply to the holders of Preferred Units, as such.

     5.14. Cash Distributions in respect of Preferred Units. Anything in this Agreement to the contrary notwithstanding, without the written consent of the holders of Preferred Units receiving the same, the Partnership shall not distribute any property to such holders other than cash in respect of such Units.

ARTICLE 6.     RIGHTS AND DUTIES OF THE GENERAL PARTNER.

     6.1.           General Partner Compensation; Expenses.


                    a) No Compensation for Management. The General Partner shall not be entitled to receive any compensation from the Partnership except as expressly provided by this Agreement.

                    b) Administrative Fee. The Partnership shall pay to Martin & MacFarlane, Inc., (or the General Partner if Martin & MacFarlane, Inc. ceases to serve), a monthly administrative fee for management of the Partnership's business in an amount equal to four percent (4%) of the gross revenue earned on the Partnership's sign structures in the preceding calendar month.

                    c) Commission. The Partnership shall pay the General Partner a commission for services rendered in connection with the purchase or contribution (in case of an acquisition involving in whole or in part of the issuance of Units in exchange for sign structures), sale, refinancing or exchange of any of the Partnership's sign structures in an amount equal to either four percent (4%) of the fair market value of the sign structures received in a purchase, exchange or contribution, four percent (4%) of the gross sales price of such structures, or four percent (4%) of the principal balance of any refinancing indebtedness, whichever is applicable. If there is a sale, purchase, exchange or refinancing of any sign structures in any entity in which the Partnership has an interest, or if there is a contribution of sign structures to an entity in which the Partnership has an interest (other than a contribution by the Partnership of its sign structures), the commission shall be prorated based upon (i) the gross sales price of such structure, (ii) the principal balance of any refinancing indebtedness, or (iii) the fair market value of the purchased, exchanged or contributed sign structures, times the Partnership's percentage interest in the entity as determined immediately before the transaction.


                    d) Reimbursable Expenses. The Partnership shall reimburse the General Partner for direct expenses incurred in organizing, capitalizing and developing the Partnership, or in connection with obtaining additional capital or facilities for the Partnership, including legal filing, printing, accounting, acquisition and leasing expenses. In addition, the General Partner shall be reimbursed by the Partnership for any expenses of the Partnership, including but not limited to those specified in Section 6.2, that are advanced by the General Partner.

                    e) Payment of Deferred Fee. On January 2, 1998, the Partnership shall pay the General Partner THREE MILLION FOUR HUNDRED THOUSAND DOLLARS ($3,400,000), which amount represents a deferred fee. The Partnership shall treat such amount as a "guaranteed payment" within the meaning of Section 707(c) of the Code.


     6.2. Partnership Expenses. The Partnership shall pay all of its expenses, which may include, but are not limited to:


                    a) All costs of borrowed money, taxes and assessments on the Partnership assets and other taxes applicable to the Partnership assets;

                    b)   Legal, accounting, consulting and brokerage fees;

                    c) Expenses and taxes incurred in the distribution, Transfer and recording of documents evidencing ownership of an interest in the Partnership or in the Partnership assets; and

                    d) The cost of any audit of the Partnership's financial statements performed by an independent certified public accounting firm.

     6.3. Time Devoted to the Partnership. The General Partner is not obligated to devote full time to the affairs of the Partnership. The General Partner may become involved in other businesses, occupations and partnerships. The General Partner shall devote such time to the

Partnership as may be reasonably necessary to manage the Partnership business and perform the duties of a General Partner.


     6.4. Partnership Governance. The Limited Partners acknowledge that the General Partner shall have full authority over the governance and management of the Partnership, except as otherwise provided by this Agreement. Notwithstanding anything in this Agreement to the contrary but subject to
Section 17.4, the General Partner shall have the right to amend this Agreement without the consent of any of the Limited Partners: (a) to reflect the addition or substitution of Limited Partners or the reduction of the Capital Accounts upon the return of capital to the Partners; and (b) to delete or add any provision from or to this Agreement required to be so deleted or added by a state regulatory agency, the deletion or addition of which provision is deemed by such regulatory agency to be for the benefit or protection of the Limited Partners. The General Partner shall also have full charge of the day-to-day management, conduct and operation of the Partnership's operations. Notwithstanding anything in this Agreement to the contrary other than Section 15.1, the General Partner shall have the right, responsibility and authority, on behalf of the Partnership and without the consent of the Limited Partners, to:


                    a) Lease, hire or contract with personnel needed to advance the purposes of the Partnership;

                    b) Employ, from time to time, at the expense of the Partnership, such accountants, attorneys or other professionals as it may determine to be necessary or appropriate;

                    c) Do all acts required of the Partnership under the terms of any agreement of which the Partnership is a party;

                    d) Borrow money on the Partnership's behalf, encumber Partnership assets and prepay, increase, modify, refinance or extend Partnership indebtedness;

                    e) Execute, acknowledge and deliver any and all instruments to carry out the General Partner's duties;

                    f) Pay all syndication, organization and reorganization expenses incurred by the Partnership;

                    g) Pay all expenses incurred in the operation of the Partnership;

                    h)   Maintain all necessary Partnership books and records;

                    i) Assume the overall duties imposed upon a General Partner by the Act;

                    j) Invest in joint ventures, partnerships, corporations, limited liability companies or other entities that purchase, construct, manage, operate and hold for investment or for sale outdoor advertising structures;

                    k) Acquire by any legal means other outdoor advertising businesses, including, subject to Section 15.1, any business in which the General Partner or owners of the

General Partner or any Affiliate thereof has any interest, on such terms as the General Partner determines in good faith is acceptable to the Partnership. To the extent California Corporations Code Sections 15678.1 through 15679-14 applies to the acquisition, the General Partner shall obtain the Limited Partners' approval as provided in Section 8.1(d);


                    l) Subject to Section 15.1 to redeem Limited Partner interests; and

                    m) Except as otherwise provided in this Agreement, to admit additional or substituted Limited Partners.


     6.5. Competing Interests. Each Partner may engage in or possess an interest in other business ventures of every nature and description independently or with others, regardless of whether such a venture competes with the Partnership. Neither the Partnership nor any Partner shall have any right in or to such other ventures or to the income or the profits derived therefrom.

     6.6. Restriction on Powers of the General Partner. The General Partner may not, without the written consent or ratification of all other Partners, do any act in contravention of this Agreement or which would make it impossible to carry out the ordinary business of the Partnership, confess a judgment against the Partnership or possess, pledge or hypothecate any Partnership asset for other than a Partnership purpose.


     6.7. Limitation on General Partner Liability. Neither a General Partner nor any of that General Partner's directors, officers or agents shall be liable to the Partnership or the Limited Partners for any act or omission based upon errors of judgment or other fault in connection with the business or affairs of the Partnership, so long as: (a) the Person against whom liability is asserted acted in good faith and in a manner reasonably believed by such Person to be within the scope of the Person's authority under this Agreement and in the best interests of the Partnership; and (b) such action or failure to act does not constitute willful misconduct. The General Partner shall not be personally liable for the return of Capital Contributions made by any Partner. The General Partner is specifically permitted to satisfy any Partnership obligations as to which the General Partner is personally liable before satisfying Partnership obligations as to which the General Partner has no such personal liability.


     6.8. Indemnification of General Partner. The Partnership agrees to indemnify the General Partner and its directors, officers and agents to the fullest extent permitted by law and to defend, save and hold them harmless from and in respect of all fees, costs, losses, damages and expenses (including attorneys' fees) incurred in connection with or resulting from any claim, action or demand arising out of or in any way relating to the Partnership or its assets, including amounts paid in settlement or compromise (if recommended by the Partnership's counsel) of any such claim, action or demand and all fees, costs and expenses (including attorneys' fees) in connection therewith. This indemnification shall apply only if the Person against whom a claim, action or demand is asserted has acted in good faith on behalf of the Partnership and in a manner reasonably believed by such Person to be within the scope of its authority under this Agreement and in the best interests of the Partnership, and such action or failure to act does not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that any Person's misconduct was willful.

     6.9. Certain Transactions; General Partner Agreements. The Limited Partners hereby acknowledge that the General Partner expects to enter into the following agreements on behalf of the Partnership, and the Limited Partners hereby authorize the Partnership to execute, deliver and perform these agreements in the form negotiated and agreed to by the General Partner:

                    a) Agreement for Purchase and Sale of Assets, dated as of December 15, 1997, between the Partnership and Connell Co. (doing business as Connell Outdoor Advertising); and


                    b) Agreement for Purchase and Sale of Assets, dated as of November 17, 1997, by and among the Partnership, Vegas Outdoor Advertising, Inc. and RS Enterprises, Inc.


     6.10. Warrants. The Limited Partners hereby approve the issuance by the Partnership of the Warrants and the issuance of Units pursuant thereto as set forth in this Section 6.10. Initial Warrants shall be issuable upon the 270th day following the Time of Purchase (provided that any Preferred Units shall then be outstanding) for such number of Units as shall equal 1.0% of the sum of (i) the aggregate Units outstanding on the date of issuance of the Initial Warrants (ii) the aggregate number of Units outstanding on December 23, 1997 that were acquired by the Partnership or its Subsidiaries on or before the date of issuance of such Warrant and (iii) all Units issuable upon the exercise of all options, warrants (not including Quarterly Warrants thereafter issuable pursuant to the Purchase Agreement), rights or other securities convertible into or exchangeable for Units outstanding on the date of issuance of the Initial Warrants. Quarterly Warrants shall be issuable upon the last day of each three-month period following the date which is 270 days after the Time of Purchase (each such last day, a "Quarterly Warrant Issuance Date") (provided that any Preferred Units shall remain outstanding on such Quarterly Warrant Issuance Date) for such number of Units as shall equal 0.25% of the sum of (i) the aggregate Units outstanding on the date of issuance of the Quarterly Warrants (ii) aggregate number of Units outstanding on December 23, 1997 that were acquired by the Partnership or its Subsidiaries on or before the date of issuance of such Quarterly Warrant and (iii) all Units issuable upon the exercise of all options, warrants (including pursuant to the Warrants then outstanding, but not including Quarterly Warrants thereafter issuable pursuant to the Purchase Agreement), rights or other securities convertible into or exchangeable for Units outstanding on the date of issuance of the Quarterly Warrants (after giving effect to all anti-dilution adjustments set forth in the Warrant Agreement reflecting the issuance of such Quarterly Warrants). The issuance of Units upon exercise of the Warrants, and the admission as Limited Partners of the Persons to whom such Units are issued, shall not require any approval of any of the Partners.

ARTICLE 7. RIGHTS AND DUTIES OF LIMITED PARTNERS.

     7.1. Basic Rights. The rights and duties of the Partners in relation to the Partnership shall be determined by the following rules:

          a) Limited Liability. No Limited Partner shall be required to make any additional Capital Contribution to the Partnership other than as provided in
Section 13.4(c), or return any Distribution other than as provided in Section 13.4(d).

          b) Compromise. The obligation of a Partner to make a Capital Contribution or return money or property paid or distributed in violation of this Agreement may be compromised only by the written consent of all the Partners, except as provided in Section 15666 of the Act.

          c) Distributions. Except as provided in Section 12 and Section 13 of the Warrant Agreement, no Limited Partner shall have the right to receive property other than cash upon Dissolution or any sale of Partnership assets; however, the General Partner may distribute Partnership assets in kind as provided in Section 13.4(e).

     7.2. Prohibition Against Involvement In Management. A Person acting in the capacity of a Limited Partner shall not participate in the control or management of the Partnership.

     7.3. Acts Not Constituting Management. A Limited Partner does not participate in the control or management of the Partnership solely by: (a) exercising a right of inspection; (b) exercising a right to information; (c) exercising voting or consent rights provided in this Agreement; or (d) acting as a director, officer, member or shareholder of a General Partner. This provision shall be read to supplement, and not limit, Section 15632 of the Act.

ARTICLE 8. VOTING, MEETINGS AND PROXIES.


     8.1. Actions Requiring Approval by the Limited Partners. Except as otherwise specifically provided in this Agreement, the Limited Partners do not have the right to vote on any Partnership matter. The actions specified in this
Section 8.1 may be taken only upon the affirmative vote or written consent of the General Partner, a Majority of the Limited Partners and a Majority of the Preferred Units.


          a) A change in the Partnership's business or purposes.

          b) The admission of a General Partner, other than under the circumstances described in Section 8.2 or 13.2.


          c) The amendment of the Partnership Agreement, except as otherwise provided in Section 6.4 or Section 17.4 hereof or Section 10 of the Warrant Agreement.

          d) Limited Partner approval rights in Section 15678.2 Section 15679.2 relating to mergers and reorganizations to the extent that the Act precludes a partnership agreement from modifying or eliminating such approval rights.

     8.2. Actions Requiring Unanimous Consent of the Limited Partners. The Limited Partners are hereby given the right, by a unanimous vote or unanimous written consent, to: (a) admit a new General Partner after the General Partner ceases to be a General Partner where there is no remaining or surviving General Partner; and (b) elect to continue the business of the Partnership pursuant to Section 13.2 where there is no remaining or surviving General Partner.

     8.3. Meetings - Place. Meetings of Partners shall be held at the principal office of the Partnership or such other site in San Luis Obispo County as designated by the General Partner.


     8.4. Meetings - Calling. Meetings of the Partners may be called by the General Partner or by Limited Partners holding greater than ten percent (10%) of the Units, only Limited Partners holding greater than ten percent (10%) of the Preferred Units, in each case held by all such Limited Partners for any matters for which such Limited Partners may vote.


     8.5. Meetings - Notice.

          a) Time and Contents. A written notice of the meeting shall be given by a General Partner not less then ten (10) nor more than sixty (60) days before the date of the meeting to each Partner. The notice shall state the place, date and hour of the meeting and the general nature of the business to be transacted, and no other business may be transacted.

          b) Manner of Giving Notice. Notice of a Partners' meeting or any report shall be given either personally or by mail or other means of written communication, addressed to the Partner at the address of the Partner appearing on the books of the Partnership for the purpose of notice. The notice or report shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication. A declaration of mailing of any notice or report in accordance with this Article 8, executed by a General Partner and maintained with the records of the Partnership, shall be prima facie evidence of the giving of the notice or report.

          c) Constructive Notice. If any notice or report addressed to a Partner at the address of the Partner appearing on the books of the Partnership is returned to the Partnership by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the Partner at the address, all future notices or reports shall be deemed to have been duly given without further mailing if they are made available for the Partner at the principal office of the Partnership for a period of one (1) year from the date of the giving of the notice or report to all other Partners.

          d) Written Waiver, Consent and Approval. The transactions of any meeting of Partners, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, either before or after the meeting, if each of the

Persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Partnership records or made a part of the minutes of the meeting. Attendance of a Partner at a meeting shall constitute a waiver of notice of the meeting, except when the Partner objects at the beginning of the meeting. Neither the business to be transacted nor the purpose of any meeting of the Partners need be specified in any written waiver of notice.

     8.6. Meetings - Quorum. A Majority of the Limited Partners represented in person or by proxy, shall constitute a quorum at a meeting of Partners.


     8.7. Written Consent Without Meeting. Any action which may be taken at a meeting of the Partners may be taken without a meeting if a consent in writing, setting forth the action so taken, is approved by Partners having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all entitled to vote thereon were present and voted. If the Limited Partners are requested to consent on a matter without a meeting, each Partner shall be given notice of the motion to be voted upon in the same manner as described above with respect to an actual meeting. If the General Partner, or Limited Partners representing the requisite percentage of Units or Preferred Units specified in Section 8.4, request a meeting to discuss or vote on the matter, the notice of a meeting shall be given in accordance with
Section 8.5(b), and no action shall be taken until the meeting is held. Any action taken without a meeting shall be effective fifteen (15) days after the required minimum number of Partners have signed the consent; however, the action will be effective immediately if the General Partner and Limited Partners representing at least ninety percent (90%) of the Units held by Limited Partners have signed the consent.


     8.8. Proxies. The use of proxies in connection with this Article 8 will be governed in the same manner as corporations formed under the General Corporation Law of California.

ARTICLE 9. DISPOSITION OF LIMITED PARTNER INTERESTS.

     9.1. Withdrawal of Limited Partner. A Limited Partner may not withdraw from the Partnership, except as otherwise specifically provided in this Agreement.


     9.2. Transfers Restricted. Except for the Transfer of Preferred Units and Units constituting Warrant Units (and the interests in the Partnership relating thereto) as to which the following provisions of Section 9.2 and the provisions of Section 9.3, Section 9.4 and Section 9.5 shall not apply, no Limited Partner shall Transfer all or part of the Limited Partner's interest in the Partnership without the written consent of the General Partner, which consent may be withheld at the sole discretion of the General Partner, except as provided in this Agreement. Any Transfer not permitted by this Agreement shall be null and void.

     9.3. Transfers to Trust. Notwithstanding any other provision in this Agreement, an individual Limited Partner shall have the right to Transfer the Limited Partner's interest in the Partnership to a trust for the benefit of the Limited Partner or for the benefit of any family member (spouse, siblings, ancestors or lineal descendants), provided that the Limited Partner and/or the Limited Partner's spouse is/are the sole trustee(s) of the trust or, if not the sole trustee(s) of the trust, is/are the only trustee(s) allowed to vote on Partnership decisions. The addition of a different trustee allowed to vote on Partnership decisions shall constitute a Transfer that is not permitted by this
Article 9. When the General Partner receives notice that the trust has one or more trustees empowered to vote on Partnership decisions other than the original Limited Partner or spouse or when the General Partner receives notice that the original Limited Partner is no longer a trustee empowered to vote (by reason of death or otherwise), the interest of the trust shall be deemed offered to a Third-party Purchaser, thereby triggering the application of the option to purchase pursuant to Section 10.5.

     9.4. Transfer to a Legal Entity.

          a) A Limited Partner who is an individual may Transfer the Limited Partner's interest in the Partnership to a legal entity if the Limited Partner owns a majority of the beneficial interest of the legal entity. However, a subsequent Transfer of a beneficial interest in the legal entity shall not be permitted under this Article 9 if, immediately after giving effect to the purported Transfer, the Person who was the Limited Partner on the effective date of this Agreement or a purchaser in a subsequent offering ceases to own a majority of the beneficial interest in the legal entity. In such circumstance, when the General Partner receives notice that the Person who was the Limited Partner on the effective date of this Agreement or a purchaser in a subsequent offering has ceased to own a majority of the beneficial interest in the legal entity, the interest of the affected Limited Partner shall be deemed offered to a Third-party Purchaser, thereby triggering the application of the option to purchase pursuant to Section 10.5.

          b) A Limited Partner that is a legal entity may Transfer its interest to another legal entity if the same Persons (or their Affiliates) have the beneficial ownership of a majority interest in the other legal entity. However, a subsequent Transfer of a beneficial interest in the entity shall not be permitted under this Article 9 if, immediately after giving effect to the purported Transfer, those Persons who own a beneficial interest in the original entity cease to own a majority of the beneficial interest in the new entity. In such circumstance, when the General Partner receives notice that the Persons who owned a beneficial interest in the original entity have ceased to own a majority of the beneficial interest in the new entity, the interest of the affected Limited Partner shall be deemed offered to a Third-party Purchaser, thereby triggering the application of the option to purchase pursuant to Section 10.5.

     9.5. Transfer to Beneficial Owners. A Limited Partner may Transfer its interest to the beneficial owners of the Limited Partner upon Dissolution of the Limited Partner as determined by applicable state law if the beneficial owner was a Limited Partner on the effective date of this Agreement or a purchaser in a subsequent offering. The Transfer to a beneficial owner who was not a Limited Partner as of the effective date of this Agreement or purchaser in a subsequent offering, shall be deemed offered to a Third-party Purchaser, thereby triggering the application of the option to purchase pursuant to Section 10.5.

     9.6. Substituted Limited Partner. An Assignee of a Limited Partner's interest shall become a Limited Partner only upon the satisfaction of all of the following conditions:

          a) Transfer Instrument. Filing with the Partnership a duly executed and acknowledged written instrument of assignment in a form approved by the General Partner specifying the interest being assigned and setting forth the intention of the assignor that the Assignee succeed to the assignor's interest as a Limited Partner.

          b) Written Opinion. If requested by the General Partner, providing, the Partnership with a written opinion of counsel acceptable to the General Partner that the proposed Transfer will not:

               (1) Violate, or cause the Partnership to be in violation of, any federal or state securities laws;

               (2) Jeopardize the exempt status of the sale of Partnership interests by the Partnership under the federal or state securities laws;

               (3) Cause a termination of the Partnership under Code section 708; or

               (4) Jeopardize the characterization of the Partnership as a partnership under any federal or state tax law, regulation or ruling.

          c) Partnership Agreement. Execution and acknowledgment by the assignor and Assignee of any instruments required by the General Partner, including the execution of this Agreement and any supplement to it, in which the transferee agrees to be bound by the terms and conditions of this Agreement as are applicable to the Units or interests being Transferred, as supplemented, and the execution, acknowledgment and delivery to the General Partner of a special power of attorney in the form described in Article 14.

          d) Consent of General Partner. The General Partner's written consent may be withheld in its sole discretion; provided that the General Partner's consent shall not be required to admit any Assignee of Preferred Units or Units constituting Warrant Units (and the interests in the Partnership relating thereto), such admission to occur upon satisfaction of all requirements of this
Section 9.6 other than this Section 9.6(d).

     9.7. Effect of Assignment and Substitution. No assignment by any Limited Partner of all or any part of an interest in the Partnership, whether or not in compliance with the terms of this Agreement, shall cause or constitute a Dissolution of this Partnership. If a substitution of a Limited Partner is permitted as provided in Section 9.6, the General Partner shall prepare, publish, file and/or record such documents or instruments as may be required. The consent or execution of such instruments by any of the other Limited Partners shall not be required to effect such substitution.


     9.8. Assignee's Capital. An Assignee of Preferred Units, Units and/or partnership interests shall have the same number of Preferred Units, Units and/or partnership interests, Capital Account, share of Partnership Net Income and Net Loss or items of income or deduction and credit for Capital Contributions in the same amounts and percentages as adjusted for any revaluations required by this Agreement or any state or federal law which are attributed to the assigned Preferred Units, Units and/or partnership interests when held by the assignor.


ARTICLE 10. PURCHASE OPTIONS.

     10.1. Option to Purchase Interest in Event of Death of a Limited Partner. Upon the death of a Limited Partner (other than a holder of Preferred Units or Warrant Units, as such), the personal representative of the deceased Limited Partner shall give notice of the death to the General Partner. The notice shall include the personal representative's name and address for correspondence.

          a) General Partner Option. For thirty (30) days after the General Partner receives notice of the death of a Limited Partner, the General Partner shall have an option to purchase or designate (subject to the agreement of such Limited Partner to do so) one or more other Limited Partners to purchase all or a part of the interest owned by the deceased Limited Partner (other than interests relating to Preferred Units or Warrant Units) at the price and on the terms provided in Article 11.

          b) Partnership Option. If the General Partner does not exercise its option to purchase all of the interest under Section 10.1(a), for thirty (30) days after the expiration of the General Partner's option or notice of the intention not to exercise the option as to all or part of the interest whichever occurs earlier, the Partnership shall have an option to redeem all or any part of the remaining interest subject to this option at the price and on the terms provided in Article 11.

          c) Exercise of Option. Notice of the exercise of the option provided by Sections 10.1(a) and 10.1(b), or intent not to exercise the option, shall be given to the personal representative of the deceased Limited Partner during the term of the option period.

          d) Failure to Exercise Option. There is no requirement that the General Partner or its designees or the Partnership must collectively purchase all of the interest held by the deceased Limited Partner, if the General Partner or the Partnership does not exercise the option provided by Section 10.1 as to any part of the interest, then the interest not transferred shall be transferred to the successor-in-interest of the deceased Limited Partner. The transferee shall be an Assignee and shall only become a Limited Partner upon satisfaction of the conditions provided in Section 9.6.

     10.2. Option to Purchase Interest in the Event of Divorce of a Limited Partner. In the event that the interest of a Limited Partner is transferred to the spouse of such Limited Partner in a legal separation agreement or upon Dissolution of marriage (the "Former Spouse"), the Limited Partner whose marriage is being dissolved (the "Divorcing Limited Partner") shall give notice to the General Partner. The notice shall be given within thirty (30) days of the date the Transfer to the Former Spouse becomes effective.

          a) Divorcing Limited Partner Option. For fifteen (15) days after the Divorcing Limited Partner gives notice of the Transfer to the Former Spouse, the Divorcing Limited Partner shall have the option to purchase all or part of the interest owned by the Former Spouse upon the legal separation or dissolution of marriage at the price and on the terms provided in Article 11.

          b) General Partner Option. If the Divorcing Limited Partner does not exercise the option to purchase all of the interest under Section 10.2(a), for fifteen (15) days after the expiration of the Divorcing Limited Partner's option or notice of the intent not to exercise the option as to all or part of the interest, whichever occurs earlier, the General Partner shall have an option to purchase or designate (subject to the agreement of such Limited Partner to do so) one or more of the other Limited Partners to purchase all or part of the remaining interest owned by the Former Spouse (other than interests relating to Preferred units or Warrant Units) at the price and on the terms provided in
Article 11.

           c) Partnership Option. If the General Partner does not exercise its option to purchase all of the remaining interest under Section 10.2(b), for thirty (30) days after the expiration of the General Partner's option or notice of its intention not to exercise the option as to all or part of the interest, whichever occurs earlier, the Partnership shall have an option to redeem all or any part of the remaining interest subject to this option at the price and on the terms provided in Article 11.

           d) Exercise of Option. Notice of the exercise of the option provided by Sections 10.2(a), 10.2(b) and 10.2(c), or intent not to exercise the option shall be given to the General Partner and the Former Spouse during the term of the option period.

           e) Failure to Exercise Option. There is no required that the Divorcing Limited Partner, the General Partner or its designees, or the Partnership must collectively purchase all of the interest held by the Former Spouse. If the Divorcing Limited Partner, the General Partner or its designees, or the Partnership does not exercise the option provided by Section 10.2 as to any part of the interest, then the Former Spouse shall be an Assignee and shall only become a Limited Partner upon satisfaction of the conditions provided in
Section 9.6.

     10.3. Option to Purchase Interest in the Event of Bankruptcy of a Limited Partner. In the event of the Bankruptcy of a Limited Partner (other than a holder of Preferred Units or Warrant Units, as such), such Limited Partner (the "Bankrupt Limited Partner") shall give notice of such Bankruptcy to the General Partner. The notice shall be given within ten (10) days of the Bankruptcy.

           a) General Partner Option. For thirty (30) days after the General Partner receives notice of such Bankruptcy, the General Partner shall have an option to purchase or designate (subject to the agreement of such Limited Partner to do so) one or more other Limited Partners to purchase all or part of the interest owned by the Bankrupt Limited Partner at the price and on the terms provided in Article 11.

           b) Partnership Option. If the General Partner does not exercise its option to purchase all of the interest under Section 10.3(a), for thirty (30) days after the expiration of the General Partner's option or notice of the intention not to exercise the option as to all or part of the interest, whichever occurs earlier, the Partnership shall have an option to redeem all or any part of the remaining interest subject to this option at the price and on the terms provided in Article 11.

           c) Exercise of Option. Notice of the exercise of the option provided by Sections 10.3(a) and 10.3(b), or intent not to exercise the option, shall be given to the Bankrupt Limited Partner during the term of the option period.

           d) Failure to Exercise Option. There is no requirement that the General Partner or its designees or the Partnership must collectively purchase all of the interest held by the Bankrupt Limited Partner. If the General Partner or the Partnership does not exercise the option provided by Section 10.3 as to any part of the interest, then the Bankrupt Limited Partner shall retain the interest not transferred subject to the rights of a trustee in Bankruptcy.

     10.4. Option to Purchase Interest in Event of Incompetency of a Limited Partner. Upon the entry by a court of competent jurisdiction appointing a guardian or conservator for the Limited Partner (other than a holder of Preferred Units or Warrant Units, as such) or the estate of the Limited Partner (other than a Holder of Preferred Units or Warrant Units, as such) ("Incompetency"), the guardian or the conservator shall give notice of the Incompetency to the General Partner and the other Limited Partners. The notice shall include, the name of the guardian or conservator and the address for correspondence.

           a) General Partner Option. For thirty (30) days after the General Partner receives notice of the Incompetency of a Limited Partner, the General Partner shall have an option to purchase or designate (subject to the agreement of such Limited Partner to do so) one or more other Limited Partners to purchase all or part of the interest owned by the Incompetent Limited Partner (other than interests relating to Preferred Units or Warrant Units) at the price and on the terms provided in Article 11.

           b) Partnership Option. If the General Partner does not exercise its option to purchase all of the interest under Section 10.4(a), for thirty (30) days after the expiration of the General Partner's option or notice of the intention not to exercise the option as to all or part of the interest, whichever occurs earlier, the Partnership shall have an option to redeem all or any part of the remaining interest subject to this option at the price and on the terms provided in Article 11.

           c) Exercise of Option. Notice of the exercise of the option provided by Sections 10.4(a) and 10.4(b), or intent not to exercise the option, shall be given to the guardian or conservator of the Incompetent Limited Partner during the term of the option period.

           d) Failure to Exercise Option. There is no requirement that the General Partner or its designees or the Partnership must collectively purchase all of the interest held by the Incompetent Limited Partner. If the General Partner does not exercise the option provided by Section 10.3 as to any part of the interest, then the Incompetent Limited Partner shall retain the interest not transferred subject to the rights of the guardian or conservator.

     10.5. Option to Purchase Interest in the Event of Notice of Proposed Sale to a Third-party Purchaser. A Limited Partner (other than a holder of Preferred Units or Warrant Units, as such) shall not Transfer an interest in the Partnership to any Person who is not the Partnership, the General Partner or a Limited Partner ("Third-party Purchaser") without complying with the provisions of this Section 10.5. Any Transfer or encumbrance in violation of this Section
10.05 shall be null and void. If a Limited Partner (other than the holder of Preferred Units or Warrant Units, as such) desires to sell an interest to a Third-party Purchaser, the Limited Partner ("Selling Limited Partner") shall first give notice stating, that desire to the General Partner and to the other Limited Partners; ("Notice of Proposed Sale"). The Notice of Proposed Sale shall state the identity of the Third-party Purchaser, the Units to be sold and the price and terms for which the Limited Partner intends to sell such Units. The following options shall then apply:

           a) General Partner Option. For fifteen (15) days after the General Partner receives the Notice of Proposed Sale, the General Partner shall have an option to purchase all or part of the interest (other than interests relating to Preferred Units or Warrant Units) at either: (1) the price and on the terms provided in Article 11; or (2) the price and terms contained in the Notice of Proposed Sale.

           b) Partnership Option. If The General Partner does not exercise its option to purchase all of the interest under Section 10.5, for thirty (30) days after the expiration of the General Partner's option or notice of the intention not to exercise the option as to all or part of the interest, whichever occurs earlier, the Partnership shall have an option to redeem all or any part of the remaining interest subject to this option at either: (1) the price and on the terms provided in Article 11; or (2) the price and terms contained in the Notice of Proposed Sale.

           c) Other Limited Partners Option. If the Partnership does not exercise its option to purchase all of the interest under Section 10.5(b), for fifteen (15) days after expiration of the Partnership's option or notice of the intention not to exercise the option as to all or part of the interest, whichever occurs earlier, the other Limited Partners shall have an option to purchase all of the remaining interest Subject to the option at either: (1) the price and on the terms provided in Article 11; or (2) the price and terms contained in the Notice of Proposed Sale. Those Limited Partners electing to purchase the remaining interest shall do so in proportion to their share ownership, or as they shall otherwise agree.

           d) Exercise of 0ption. Notice of the exercise or the option provided by Section 10.5(a) or the intent not to exercise the option shall be given to the Partnership, the Selling Limited Partner and the other Limited Partners during the term of the option period. Notice of the exercise of the option provided by Section 10.5(b), or intent not to exercise the option, shall be given to the Selling Limited Partner and the other Limited Partners during the term of the option period. Notice of the exercise of the option provided by
Section 10.5(c) shall be given to the selling Limited Partner during the term of the option period.

           e) Requirement to Collectively Purchase Entire Interest. If the General Partner, the Partnership or the other Limited Partners exercise the options provided by Section 10.5, they must collectively purchase all of the interest offered by the Selling Limited Partner on the same price and terms unless otherwise agreed to. All options arising under Section 10.5 shall be deemed waived if any of the offered interests are not acquired through the exercise of such an option.

           f) Failure to Exercise Option. If the General Partner, the Partnership or the remaining Limited Partners do not exercise the options provided by Section 10.5 as to all of the interest offered, then the Selling Limited Partner may Transfer the interest described in the Notice of Proposed Sale to the Third-party Purchaser at the price and upon the terms specified therein at any time within ninety (90) days from the date of the Notice of Proposed Sale. If no Transfer occurs, the Selling Limited Partner shall remain a member of the Partnership. If a Transfer does occur, the Third-party Purchaser shall become an Assignee and shall only become a Limited Partner upon satisfaction of the conditions set forth in Section 9.6.

     10.6. Limitation. The provisions of this Article 10 are subject in all respects to the provisions of Section 15.1.

ARTICLE 11.  PURCHASE PRICE AND TERMS.


     11.1. Purchase Price. The purchase price for the Limited Partner interest sold pursuant to the options contained in Article 10 shall be equal to trailing net cash flow multiplied by 6.5, with the product reduced by long-term debt and the difference between current assets and current liabilities determined as of the last day of the month preceding the month in which the option is exercised. The "trailing net cash flow" means Net Income for the twelve (12) months ending on the last day of the month preceding the month in which the option is exercised, increased by depreciation and interest expense during the period. For example, if as of January 1, 1998, a Limited Partner with Units representing one percent of the outstanding partnership interests sold such Units, the value of such Units is calculated based on amounts determined as of December 31, 1996 as follows:


    Net Income                                              $  2,860,059.00
    Depreciation Increase                                      3,399,377.00
    Interest Expense Increase                                  5,030,100.00
                                                            ---------------
       TRAILING NET CASH FLOW                               $ 11,289,536.00

    Multiplied by 6.5                                         73,381,984.00
    Less Long-Term Debt                                      (47,897,028.00)
    Plus current assets, less current liability                2,926,680.00
                                                            ---------------
       NET VALUE                                            $ 28,411,636.00

     Because the Limited Partner's Units represent one percent (1%) of the outstanding partnership interests, the value of the Limited Partner's Units would be $284,116.36.


     11.2. Effective Date. The effective date of any purchase of a limited Partnership interest under Article 10 shall be forty-five (45) days after the notice of the death of the Limited Partner, the notice of the interest being transferred to the Former Spouse upon dissolution of marriage, the notice of the Bankruptcy of the Limited Partner, the notice of the Incompetency of the Limited Partner or the Notice of Proposed Sale to a Third-party Purchaser, respectively.

ARTICLE 12.  TERMINATION AND ADMISSION OF A GENERAL PARTNER.

     12.1. Termination of a General Partner. A Partner ceases to be a General Partner and becomes a Limited Partner holding the same Capital Account, share of Partnership Net Income and Net Loss and credit for Capital Contributions in the same amounts and percentages as adjusted for any revaluations required by this Agreement or any state or federal law upon the happening of any of the following events:

           a) Withdrawal. Withdrawal as a General Partner;

           b) Dissolution. The Dissolution of a General Partner under state law;

           c) Death or Incompetency. The death or Incompetency of a General Partner, if an individual; or

           d) Bankruptcy or Financial Difficulty. The Bankruptcy of a General Partner or the issuance of a charging order against the General Partner's interest which is not removed within thirty (30) days of its issuance.

     12.2. No Removal of General Partner. The General Partner may not be removed by a vote of the Limited Partners.

     12.3. Transfer by General Partner. A General Partner may not Transfer all or any part of its interest as a General Partner except as specifically provided in this Agreement. If a General Partner Transfers or assigns any part of its interest as a General Partner in contravention of this Agreement, that Person shall be an Assignee and shall become a substituted Limited Partner upon the satisfaction of the conditions set forth in Section 9.6.

     12.4. Permissible Transfers by MW Sign Corp. MW Sign Corp. may Transfer its entire interest as a General Partner to Martin & MacFarlane, Inc., or to any of its other Affiliates or Martin & MacFarlane's Affiliates, who shall thereupon be admitted to the Partnership as a General Partner having the same Units, Capital Account, share of Partnership Net Income and Net Loss and credit for capital contributions in the same amounts and percentages as MW Sign Corp. had immediately before the Transfer. Thereafter, all references to MW Sign Corp. in this Agreement shall be read as referring to the Affiliate to which the General Partner interest was Transferred.


     12.5. Withdrawal of General Partner. Unless otherwise specifically provided by this Agreement, a General Partner may not withdraw from the Partnership before the expiration of the term of the Partnership as provided in
Section 2.5.

     12.6. Additional General Partner. No General Partner shall be admitted to the Partnership except as specifically provided in this Agreement. Any additional General Partner shall be admitted only upon the vote of all the existing General Partners, a Majority of the Limited Partners and holders of at least 85% or the Preferred Units then outstanding. As long as MW Sign Corp. is a General Partner, no other Person shall have the rights, powers and responsibilities ascribed to a General Partner under this Agreement. Any other General Partner shall have all of the rights and responsibilities of Limited Partners. If there is more than one General Partner and MW Sign Corp. is not a General Partner, the General Partner's rights, powers and responsibilities shall be exercised or borne equally by all General Partners.


     12.7. Termination of General Partner. If the General Partner is terminated as General Partner and there is no remaining or surviving General Partner, the Partnership shall be Dissolved. The Limited Partners may reconstitute the business of the Partnership as provided in Section 13.2.

ARTICLE 13.  DISSOLUTION AND TERMINATION OF PARTNERSHIP.

     13.1. Dissolution and Termination. Upon the occurrence of any of the following events, the Partnership shall be Dissolved, unless the option provided in Section 13.2 is exercised:

          a) Expiration of Term. Upon the expiration of the term of this Partnership pursuant to Section 2.5.


          b) Election. By the election of the General Partner, provided that the General Partner shall not make such election without the prior written consent of holders of at least 85% of the Preferred Units then outstanding.


          c) No General Partner. When a General Partner ceases to be the General Partner and there is no remaining General Partner.

     13.2. Reconstitution. If the General Partner ceases to be a General Partner where there is no remaining or surviving General Partner, the Partners may reconstitute and continue the business of the Partnership in a new limited partnership on the same terms as those contained in this Agreement. Such an election shall require the vote of a majority-in-interest of the capital and profits of the Partners, and shall be effective only if the election is made within ninety (90) days of the date the last General Partner ceases to be a General Partner. Once such an election has been made, a new General Partner may be admitted into the new partnership. All Partners of the Partnership including the former General Partner, may vote on whether to continue the business or admit a new General Partner. Expenses incurred in the reformation, or attempted reformation, of the Partnership shall be deemed expenses of the Partnership.

     13.3. Events Not Dissolving the Partnership. A technical tax termination under any applicable provisions of federal or state income tax laws shall not cause a Dissolution of the Partnership. The withdrawal of a Partner and/or the admission of a new Partner shall not cause a Dissolution of the Partnership.

     13.4.   Winding Up.

          a) Partnership Operations. Upon Dissolution of the Partnership as provided in Section 13.1, the continuing operation of the Partnership's business shall be confined to those activities reasonably necessary to wind up the Partnership's affairs, discharge its obligations and preserve and distribute its assets in accordance with this Section 13.4, except as otherwise provided in this Agreement. Allocations of Net Income and Net Loss and allocations of items of income and deduction shall be made among the Partners as provided in Article 5.

          b) Liquidating Distributions. Upon Dissolution of the Partnership, the affairs of the Partnership shall be wound up, the assets liquidated (except as otherwise provided in Section 13.4(e)) and the proceeds and other assets distributed in the following order:

                 (1) Liabilities owing to creditors, including expenses of liquidation, and liabilities to Partners who are creditors to the extent permitted by law, in satisfaction of liabilities of the Partnership other than any liability for a Distribution to a Partner under Act Section 15661, 15664 or 15665;

                 (2) Deposit in a trust account of a reasonable reserve for payment of contingent liabilities and expenses; and

                 (3)     To the Partners in accordance with Section 5.12 hereof.

          c)     Partner's Obligation to Make Up Negative Capital Account.

                 (1) Except as otherwise provided in this Section 13.4(c), no Partner shall have an obligation to restore its negative Capital Account balance, if any.

                 (2) If, after taking into account all Capital Account adjustments for the Partnership's taxable year during which the General Partner's interest is liquidated, the General Partner has a deficit in its Capital Account, the General Partner shall contribute to the capital of the Partnership the amount of the deficit balance in the Capital Account.


                 (3) If, after taking into account all Capital Account adjustments for the Partnership's taxable year during which the Limited Partner interest of either F. Thomas Martin or David B. Weyrich is liquidated, that Limited Partner has a deficit in his Capital Account, he shall contribute to the capital of the Partnership. Any contribution to restore such deficit Capital Account balance required by this Section 13.4(c)(3) shall be limited to the lesser of: (a) the amount of Martin's or Weyrich's deficit Capital Accounts that they respectively have agreed with the Partnership to restore; or (b) the amount of the deficit balance in the Capital Account.

                 (4)     Any amounts contributed to the Partnership pursuant to
Section 13.4(c)(3) shall be made by the later of: (a) the end of such Partnership taxable year; or (b) within ninety (90) days after the date of such liquidation. Any amounts contributed to the Partnership under this Section 13.4(c) shall be used first to pay creditors of the Partnership and any remaining amount shall be distributed to the other Partners then having a positive balance in their respective Capital Accounts in proportion to such positive balances. A Partner's interest in the Partnership shall be deemed liquidated for purposes of this Section 13.4(c)(4) upon the liquidation of the Partnership or on the date of liquidation of the Partner's interest in the Partnership under Treasury Regulations section 1.761-1(d). A liquidation for such purposes shall occur upon a termination of the Partnership under Code section 708(b)(1) or upon cessation of the Partnership as a going concern as defined in Treasury Regulations section 1.704-1(b)(2)(ii)(g).

                 (5) This Section 13.4(c) is intended to operate as a full or partial, as the case may be, deficit restoration obligation or obligation to make a payment within the mean of Treasury Regulations section
1.704-1(b)(2)(ii)(b) and section 1.752-2(b), respectively.

          d) Restoration of Distributions. Each Partner, other than, unless otherwise required by law, holders of Preferred Units, as such, shall return a Distribution to the extent that, immediately after giving effect to the Distribution, all liabilities of the Partnership exceed the fair market value of the Partnership assets to the extent provided in Act Section 15666.

          e) Distributions in Kind. The General Partner may distribute Partnership assets in kind, rather than liquidate such assets. The General Partner is specifically authorized to distribute such assets to itself. A Distribution in kind shall be made in a manner consistent with Section 13.4(b). Any Distributions in kind shall be based upon the current fair market value of Partnership assets. No Limited Partner shall have the right or power to demand or receive property other than cash in return for the Partner's invested capital. If the value of property distributed to a Partner exceeds the amount that Partner is entitled to upon Dissolution, then the Partner receiving the Distribution in kind will be obligated to contribute to the Partnership concurrently with the Partner's receipt of the Distribution an amount in cash equal to the amount of such excess.

     13.5 Waiver of Right to Court Decree of Dissolution. None of the Partners shall have the right to dissolve the Partnership except as otherwise provided in this Agreement. The Partners agree that irreparable damage would be done to the Partnership if one of the Partners should bring an action in court to dissolve the Partnership. Care has been taken in this Agreement to provide what the Partners feel is a fair settlement between them in the event of various contingencies, including Dissolution, and each Partner accepts the provisions of this Agreement as establishing the Partners' rights and duties. Each Partner hereby waives the right to seek a court decree of Dissolution or to seek the appointment by a court of a liquidator for the Partnership.

ARTICLE 14. SPECIAL POWER OF ATTORNEY.

     14.1. Attorney-in-Fact. Each Limited Partner grants to the General Partner a special power of attorney irrevocably making, constituting and appointing the General Partner as attorney-in-fact, with power and authority to act in the Limited Partner's name and on the Limited Partner's behalf to execute, acknowledge and swear to in the execution and acknowledgment of filing of the following documents.

          a) Government Instruments. Any instrument or document required to be filed by the Partnership under the laws of any state or by any governmental agency, or which the General Partner elects to file in furtherance of the Partnership's business.

          b) Partnership Changes. Any instrument or document that may be required to effect the continuation of the Partnership, the admission of an additional or substituted Partner, or the Dissolution and termination of the Partnership (provided that the continuation, admission or Dissolution and termination are in accordance with the terms of this Agreement), or to reflect any change in amount of the Partner's Capital Account in accordance with the terms of this Agreement.

          c) Agreement Amendment. Any amendment of this Agreement duly approved in accordance with the terms of this Agreement. The General Partner shall promptly furnish to the Limited Partner a copy of any amendment to this Agreement executed pursuant to a power of attorney from the Limited Partner.

     14.2. Special Provisions. The special power of attorney being granted by each Limited Partner under this Article 14: (a) is a special power of attorney coupled with an interest; (b) is irrevocable; (c) shall survive the Incompetency of the granting Limited Partner; and (d) is limited to the matters set forth in Section 14.1.

ARTICLE 15. COVENANTS.

     15.1. The General Partner hereby covenants and agrees, for so long as any Preferred Units are outstanding and notwithstanding any other provision of this Agreement to the contrary, as follows.


          a) Limitation on Distributions. Except as set forth in Section 5.12(c), Section 5.12(d), the Partnership shall not (nor shall it permit any of its Subsidiaries to) pay or make any distribution on, or make any payment on account of, or purchase, redeem, defease, retire or otherwise acquire, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any interests in the Partnership (other than in respect of Preferred Units), whether now or hereafter outstanding, or make any other distribution or payment in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Partnership or any such Subsidiary.



          b) Limitation on Transactions with Affiliates. Except as provided in Sections 6.1(b),(c) or (d) and 6.8 and the last sentence of Section 3.6 and except with respect to the Kunz Subsequent Acquisition, the Partnership shall not (and shall not permit any of its Subsidiaries to) enter into any transaction (an "Affiliate Transaction"), including without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with the General Partner or any Affiliate of the Partnership or the General Partner (other than transactions entirely between the Partnership and its Subsidiaries) unless (i) such Affiliate Transaction is on terms that are no less favorable to the Partnership or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Partnership or the relevant Subsidiary with an unrelated Person: (ii) in the case of such an Affiliate Transaction involving aggregate payments in excess of $250,000, the Partnership delivers to the holders of Preferred Units, Warrants and Warrant Units a resolution of the Board of Directors of the General Partner set forth in an officer's certificate certifying that such transaction complies with clause (i) above, is in the best interests of the Partnership or the relevant Subsidiary and has been approved by a majority of the disinterested directors of the General Partner; and (iii) with respect to any Affiliate Transaction involving aggregate payments in excess of $1,500,000, the Partnership delivers to the holders of Preferred Units; Warrants and Warrant Units an opinion as to the fairness to the Partnership or the relevant Subsidiary from a financial point of view which is issued by an investment banking firm of national standing; or (B) than has been delivered to the Partnership the prior written consent of a majority of the Preferred Units and the holders of a majority of the Warrants (determined by reference to the number of Warrant Units issuable thereunder) and Warrant Units then outstanding. The Partnership will give written notice of each Affiliate Transaction to each holder of Preferred Units, Warrants and Warrant Units no later than five days before consummation thereof.



ARTICLE 16. CERTAIN PROVISIONS APPLICABLE TO PREFERRED UNITS


     16.1.   Redemption.

          a) Optional Redemption. Until September 23, 1998, the Preferred Units may be redeemed at the option of the Partnership, in whole or from time to time in part, in the manner provided in Section 16.1(c) at a redemption price equal to 102% of the Preferred Units Capital Account Amount for the Preferred Units so redeemed, payable in cash, plus the aggregate Preferred Return (cumulative from the date of this Agreement) for all such Preferred Units, which shall also be paid in cash, to the Redemption Date. Following September 23, 1998, the Preferred Units may be redeemed at the option of the Partnership, in whole or from time to time in part, at 100% of the Preferred Units Capital Account Amount for the Preferred Units so redeemed, payable in cash, plus the aggregate Preferred Return (cumulative from the date of this Agreement) for all such Preferred Units, which shall also be paid in cash, to the Redemption Date.

          b) Mandatory Redemption. The Partnership shall be obligated to redeem all outstanding Preferred Units on December 23, 2006 at a redemption price equal to the Redemption Amount, payable in cash.

          c)     Procedure for Redemption.

                 (i) In the event of a redemption of less than all of the Preferred Units, the Units so redeemed will be determined by the Partnership pro rata according to the number of such Units held by each holder thereof.

                 (ii) The Partnership shall send a written notice of redemption (the "Redemption Notice") by first-class mail, postage prepaid, not fewer than 30 days nor more than 60 days prior to the applicable Redemption Date to each holder of Preferred Units as of the record date fixed for such redemption of Preferred Units at such holder's address as the same appears on the records of the Partnership; provided, however, that no failure to give such notice to any holder or holders nor any deficiency therein shall affect the validity of the procedure for the redemption of any Preferred Units to be redeemed except as to the holder or holders to whom the Partnership has failed to give said notice or except as to the holder or holders whose notice was defective. The Redemption Notice shall state:

                         (A) whether all or less than all the outstanding Preferred Units are to be redeemed and the total number of Preferred Units being redeemed;

                         (B) the number of Preferred Units held of record by that specific holder that the Partnership intends to redeem;

                         (C)     the applicable Redemption Date;

                         (D) the manner and place or places at which payment for the Preferred Units called for redemption will, upon presentation and surrender to the Partnership of the certificates, if any, representing the Preferred Units ("Preferred Unit Certificates") being redeemed, be made; and


                         (E) that the Preferred Return with respect to the Preferred Units being redeemed shall cease to accrue on the applicable Redemption Date.


                         (iii) On the applicable Redemption Date, the full applicable redemption price shall become payable for the Preferred Units being redeemed on such Redemption Date. As a condition of payment of the applicable redemption price, each holder of Preferred Units must surrender the Preferred Units Certificates, if any, representing the Preferred Units being redeemed by the Partnership in the manner and at the place designated in the applicable Redemption Notice. The full applicable redemption price for such Units properly tendered for payment shall be paid in accordance with the provisions of Section 8.1 of the Purchase Agreement to the person whose name appears on such Preferred Unit Certificate or Certificates, if any, as the owner thereof, on and after the applicable Redemption Date when and as Preferred Unit Certificates, if any, for the Preferred Units being redeemed are properly tendered for payment. Each such surrendered Preferred Unit Certificate shall be canceled and retired. In the event that less than all of the Preferred Units represented by any such Preferred Unit Certificate are redeemed, a new Preferred Units Certificate shall be issued representing the unredeemed Units if requested by such holder pursuant to
     Section 17.15.


                         (iv) On the applicable Redemption Date, unless the Partnership defaults in the payment of the applicable redemption price, the Preferred Return will cease to accrue with respect to the Preferred Units called for redemption. All rights of holders of such redeemed Preferred Units will terminate except for the right to receive the applicable redemption price.

     16.2. Limitation on Certain Asset Sales.


           a) The Partnership will not, and will not permit any of its Subsidiaries to, consummate an Asset Sale unless (i) the Partnership or such Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value thereof (as determined in good faith by the Board of Directors of the General Partner); (ii) not less than 85% of the consideration received by the Partnership or such Subsidiary, as the case may be, is in the form of cash or Temporary Cash Investments and is received at the time of such disposition; and (iii) the Asset Sale Proceeds received by the Partnership or such Subsidiary are applied (A) first, to the extent the Partnership elects, or is required, to prepay, repay or purchase debt under any then existing indebtedness of the Partnership or any Subsidiary within 180 days following the receipt of the Asset Sale Proceeds from any Asset Sale, provided that any such repayment shall result in permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid; (B) second, to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Partnership elects, to an investment in assets (including capital stock or other securities purchased in connection with the acquisition of capital stock or property of another Person) used or useful in a business similar or ancillary to the business of the Partnership or such Subsidiary as conducted on the date hereof, provided that such investment is consummated within 180 days following the receipt of such Asset Sale Proceeds (the "Reinvestment Date"); and (C) third, if on the Reinvestment Date with respect to any Asset Sale, the Available Asset Sale Proceeds exceed $1,000,000, the Partnership shall apply an amount equal to such Available Asset Sale Proceeds in excess of $1,000,000 to an offer to repurchase Preferred Units at a purchase price in cash equal to, the Redemption Amount (an "Excess Proceeds Offer").


          b) If the Partnership is required to make an Excess Proceeds Offer, the Partnership shall mail, within 30 days following the Reinvestment Date, a notice to the holders of Preferred Units stating, among other things: (1) that such holders of Preferred Units have the right to require the Partnership to apply such Available Asset Sale Proceeds to repurchase Preferred Units at a purchase price in cash as set forth above; (2) the purchase date (the "Purchase Date"), which shall be no earlier than 30 days and not later than 60 days from the date such notice is mailed; (3) the instructions, determined by the Partnership, that each holder of Preferred Units must follow in order to have such Preferred Units repurchased; and (4) the calculations used in determining the amount of Available Asset Sale Proceeds to be applied to the repurchase of such Preferred Units. The Excess Proceeds Offer shall remain open for a period of 20 business days following its commencement (the "Offer Period"). The notice, which shall govern the terms of the Excess Proceeds Offer, shall also state:

               (1) that the Excess Proceeds Offer is being made pursuant to this Section 16.2 and the length of time the Excess Proceeds offer will remain open;

               (2)  the purchase price and the Purchase Date;

               (3) that any Preferred Units not tendered or accepted for payment will continue to accrue the Preferred Return;

               (4) that any Preferred Units accepted for payment pursuant to the Excess Proceeds Offer shall cease to accrue the Preferred Return on and after the Purchase Date;


               (5) that holders electing to have Preferred Units purchased pursuant to any Excess Proceeds Offer will be required to surrender the Preferred Unit Certificates, if any, representing such Preferred Units to the Partnership or a paying agent at the address specified in the notice at least three Business Days before the Purchase Date;


               (6) that holders will be entitled to withdraw their election if the Partnership, or any paying agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of such holder, the aggregate Preferred Units the holder delivered for purchase and a statement that such holder is withdrawing its election to have such Preferred Units purchased;

               (7) that, if the aggregate purchase price of the Preferred Units surrendered by holders exceeds the Available Asset Sale Proceeds, the Partnership shall select the

Preferred Units to be purchased on a pro rata basis based on the number of such Units surrendered by holders not otherwise withdrawn by the expiration of the Offer Period; and


               (8) that holders whose Preferred Units were purchased only in part will be issued new Preferred Unit Certificates, if so requested pursuant to Section 17.15, representing Capital Accounts equal to the Capital Accounts for the unpurchased portion of the Preferred Units surrendered.


          On or before the Purchase Date, the Partnership shall, to the extent lawful, accept for payment, on a pro rata basis as set forth above to the extent necessary, Preferred Units or portions thereof tendered pursuant to the Excess Proceeds Offer. The Partnership or its paying agent, as the case may be, shall, in accordance with the provisions of Section 8.1 of the Purchase Agreement, pay to each tendering holder an amount equal to the purchase price of the Preferred Units tendered by such holders and so accepted, and the Partnership shall promptly issue a new Preferred Unit Certificate, if so requested pursuant to Section 17.15, mail or deliver any such new Preferred Unit Certificate to such holder representing Capital Accounts equal to the Capital Accounts for any unpurchased portion of such Preferred Units. Preferred Unit Certificates, if any, representing any Preferred Unit not so accepted shall be promptly mailed or delivered by the Partnership to the holder thereof. If an Excess Proceeds Offer is not fully subscribed, the Partnership may retain that portion of the Available Asset Sale Proceeds not required to repurchase Preferred Units.

     16.3. Change of Control.


          a) Within 30 days of the occurrence of a Change of Control, the Partnership shall notify the holders of Preferred Units in writing of such occurrence and shall make an offer to purchase (the "Change of Control Offer") the outstanding Preferred Units at a purchase price in cash equal to, for each such holder, (i) in respect of any Change of Control Payment Date occurring on or before September 23, 1998, 102% of the Preferred Units Capital Account Amount for the Preferred Units so redeemed plus the aggregate Preferred Return (cumulative from the date of this Agreement) to the Change of Control Payment Date for all such Preferred Units and (ii) in respect of any Change of Control Payment Date thereafter, 100% of the Preferred Units Capital Account Amount for the Preferred Units so redeemed plus the aggregate Preferred Return (cumulative from the date of this Agreement) to the Change of Control Payment Date for all such Preferred Units (such purchase price being hereinafter referred to as the "Change of Control Purchase Price") in accordance with the procedures set forth in this Section 16.3.


          b) Within 30 days of the occurrence of a Change of Control, the Partnership also shall send by first-class mail, postage prepaid, to each holder of Preferred Units, at the address appearing in the records of the Partnership, a notice stating:

              (1) that the Change of Control Offer is being made pursuant to this Section 16.3 and that all Preferred Units tendered will be accepted for payment, subject to the terms and conditions set forth herein;

          (2) the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 20 Business Days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3) that any Preferred Unit not tendered will continue to accrue the Preferred Return;

          (4) that, unless the Partnership defaults in the payment of the Change of Control Purchase Price, any Preferred Unit accepted for payment pursuant to the Change of Control Offer shall cease to accrue the Preferred Return on and after the Change of Control Payment Date;


          (5) that holders accepting the offer to have their Preferred Units purchased pursuant to a Change of Control Offer will be required to surrender the Preferred Unit Certificates, if any, representing the Preferred Units to the paying agent or the Partnership, as the case may be, at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;


          (6) that holders will be entitled to withdraw their acceptance if the paying agent or the Partnership, as the case may be, receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the number of Preferred Units delivered for purchase and a statement that such holder is withdrawing its election to have such Preferred Units purchased;


          (7) that holders whose Preferred Units are being purchased only in part will be issued new Preferred Unit Certificates, if so requested pursuant to Section 17.15, representing Preferred Units with Capital Accounts equal to the Capital Accounts for the unpurchased portion of the Preferred Units surrendered;


          (8) any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9)  the name and address of the paying agent.

            On the Change of Control Payment Date, the Partnership shall, to the extent lawful, (i) accept for payment Preferred Units or portions thereof tendered pursuant to the Change of Control Offer, and (ii) deposit with the paying agent money sufficient to pay the purchase price of Preferred Units or portions thereof so tendered. The paying agent shall, in accordance with the provisions of Section 8.1 of the Purchase Agreement, pay to each such holder an amount equal to the purchase price of such Preferred Units so tendered and the Partnership shall execute and issue Preferred Unit Certificates, if so requested pursuant to Section 17.15, representing Preferred Units with Capital Accounts equal to the Capital Accounts for any unpurchased portion of the Preferred Units surrendered.

     16.4.  Subordination Agreement.


            a) To the extent that, pursuant to the terms of the Subordination Agreement, dated December 23, 1997, by and among the Administrative Agent (as defined in the Credit Agreement), the holders of Preferred Units outstanding on the date hereof and the Partnership, holders of Preferred Units, Warrants and Warrant Units shall be required to return certain cash distributions or payments made to such holders by the Partnership hereunder, all such cash distributions so returned shall be deemed to not have been made hereunder and all rights of such holders against the Partnership hereunder in respect of such cash distributions or otherwise shall remain in full force and effect and be returned, from and after the date on which such distributions or payments were made, to what they would have been had such distributions or payments not been made.

            b) In the event that the Administrative Agent shall not provide holders of Preferred Units, Warrants or Warrant Units the acknowledgment referred to in the last sentence of Section 1 of the Subordination Agreement on or before five days after the date of the distribution or payment to which such acknowledgment (had it been given) relates, the Partnership shall, at the request of any such holder, accept the return of such portion of such distribution or payment specified by such holder in a notice given to the Partnership no later than 20 days after the date on which such distribution or payment was made, whereupon the provisions of Section 16.4(a) shall apply in respect of returned distribution or payment.


ARTICLE 17. MISCELLANEOUS.

     17.1. Headings. The titles and headings of the various sections of this Agreement are intended solely for convenience of reference and are not intended to explain, modify or place any interpretation upon any of the provisions of this Agreement.

     17.2. Time of Essence. All times and dates in this Agreement shall be of the essence.

     17.3 Entire Agreement; Modification; Waiver. This Agreement supersedes all prior and contemporaneous oral agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by all of the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver;

        17.4. Amendment.

              a) Except as otherwise provided in this Section 17.4 or in Section 6.4, this Agreement may be amended only by a writing signed by the General Partner and approved by a Majority of the Limited Partners.


              b) Notwithstanding the foregoing clause (a) of this Section 17.4, an amendment to the Agreement that modifies a Limited Partner's Units or share of Net Income and Net Loss in a way that is disproportionate to the way other Limited Partners are affected by the amendment, must be approved in writing by the affected Partner.


              c)  Notwithstanding the foregoing clauses (a) and (b) of this
Section 17.4, (i) no amendment to this Agreement which modifies any provision of
Section 3.7(b) or Article 5, 13, 15 or 16 hereof or this Section 17.4, or any other provision relating specifically to the holders of Preferred Units, as such, or the Preferred Units, or any of the definitions used in any such Article or provisions shall be effective unless and until such amendment is approved in writing by a majority of the Preferred Units and (ii) any amendment to this Agreement which modifies any provision of Section 16.2 made without the prior written consent of the Lenders party to the Credit Agreement shall be void.


             (d)  Notwithstanding any provision of this Article 17 or Section
6.4 hereof, the General Partner shall not (i) amend this Agreement in any manner adverse to the holders of the Warrants or Warrant Units or which may impose liability hereunder on the holders of the Warrants or Warrant Units except as are required by law or (ii) amended this Agreement so as to restrict the transferability of the Warrant Units.

             (e)  Notwithstanding any provision of this Article 17 or Section
6.4 hereof, the General Partner shall have the power to amend this Agreement from time to time without obtaining the consent of any Limited Partner in connection with the obligation of the Partnership to issue Units to the holders of the Warrants upon exercise thereof.

        17.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

        17.6. Recovery of Litigation Costs. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

        17.7. Severability. In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications will not in any way be affected or impaired.


     17.8. Notices. Notices given under this Agreement shall be in writing and shall either be served personally or delivered by Certified first-class United States mail, postage prepaid return receipt requested. Notices shall be directed to the Partners at the addresses shown in the Partnership records required to be kept in accordance with the provisions of Section 4.3(a). Any Partner may change the Partner's address for purposes of this Section 17.8 by giving written notice of the new address to the General Partner.


     17.9. Gender and Number. As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each include the others whenever the context so indicates.

     17.10. Additional Documents. Each party hereto agrees to execute and acknowledge, if required, any and all other documents and writings which may be necessary to carry out the purposes and provisions hereof.

     17.11. Parties in Interest. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any Persons other than the parties to it and their respective successors and assigns and the holders of Warrants and Warrant Units, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third Persons to any party), to this Agreement, nor shall any provision give any third Person any right of subrogation or action over or against any party to this Agreement.

     17.12. Counterparts. This Agreement may be executed in one or more duplicate counterparts, each of which together are deemed to be equivalent to a signed original for all purposes.

     17.13. Statutory References. All references to statutes in this Agreement shall be read as referring to such statutes as amended from time to time, and shall also refer to the comparable provisions of any successor statutes, as amended from time to time.

     17.14. Certificate of Nonforeign Status. Each Limited Partner (other than holders of Preferred Units, Warrants and Warrant Units) represents and warrants that it is, or is composed of Persons who are United States citizens or resident aliens. Each Limited Partner will execute Certificates of Nonforeign Status in the form attached hereto as Exhibit B and will inform the General Partner immediately of any changes that would render the certificate invalid or misleading.


     17.15. Preferred Unit Certificates. Upon the request by a majority of the holders of Preferred Units, the Partnership shall provide for the issuance of Preferred Unit Certificates in such form as shall be reasonably acceptable to holders of at least 85% of the Preferred Units then outstanding.

     17.16. No provision of this Agreement shall abrogate any rights of any Limited Partner pursuant to Section 15636(f)(1)(g) and Section 15636(f)(3) of the Act.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of December 23, 1997.

                                 GENERAL PARTNER:

                                 MW SIGN CORP., a California corporation


                                 By /s/ E. THOMAS MARTIN
                                   -------------------------------------
                                 Its  President
                                    ------------------------------------

                                        LIMITED PARTNERS

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For John X. Aguilar*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Dianne H. Barnes*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For J. Mark Barnes*

                                        JOHN E. AND ANN MARTIN BOWLER

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Ann Martin Bowler*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For John E. Bowler*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Patrice Boyle*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For John Brophy*


                                        ROBERT L. AND STEPHANIE A. BURKE

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Stephanie A. Burke*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Robert L. Burke*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Mary Ellen Coleman*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Michael L. Fisher*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Barry S. Heffner*

                                        MW SIGN CORP.

December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Robert D. Humanson*



                                        ELLIS AND BEVERLY JUMP

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Beverly Jump*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Ellis Jump*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Steve R. Landaker*



                                        FRANCIS X. AND SUSAN LOJACONO

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Susan Lojacono*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Francis X. Lojacono*




December 23, 1997                       FRANCIS X. LOJACONO, AS
                                        TRUSTEE OF THE FRANCIS X.
                                        LOJACONO, M.D., INC. PROFIT
                                        SHARING TRUST*

                                        MW SIGN CORP.


                                        By: /s/ E. THOMAS MARTIN
                                          -------------------------------------

                                        Title:
                                              ---------------------------------

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Carole Martin*




December 23, 1997                           /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          E. Thomas Martin*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Patricia Martin*



                                        MW SIGN CORP., a California corporation


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                        Title: President
                                              ---------------------------------

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Gary M. Noren*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Robert M. Nyland*



                                        TERENCE V. AND JUDY O'KEEFE

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Judy O'Keefe*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Terence V. O'Keefe*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Carlos A. Prietto, M.D.*


                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Frank M. Sanchez*

                                        DAVID B. AND MARY WEYRICH

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Mary Weyrich*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For David B. Weyrich*


                                        NEVADA OUTDOOR, a Nevada corporation

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                        Title:
                                              ---------------------------------

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Lynn Terlaga*


                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Brent Baer*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For David C. Lamberger*

                                        MW SIGN CORP.


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                          For Thomas S. Jones*

                                        *By MW SIGN CORP., a California
                                        corporation, as Attorney-in-Fact


December 23, 1997                       By: /s/ E. THOMAS MARTIN
                                          -------------------------------------
                                        E. Thomas Martin
                                        Title: President

                                                                       EXHIBIT A


                 MARTIN MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
                                LIMITED PARTNERS
                              At December 23, 1997

NAME                                                             Number of Units
----                                                             ---------------

MW Sign Corp. (as General Partner)
MW Sign Corp. (as a Limited Partner)
Carole Martin
Robert & Stephanie Burke
Steve Landaker
E. Thomas Martin
David Weyrich
John X. Aquilar
Frank Sanchez
Patrice Boyle
Lojacano Trust
J. Mark Barnes
Dianne Barnes
Robert Humanson
Ellis & Beverly Jump
Francis & Susan Lojacano
Robert Nyland
Gary Noren
Terence & Judy O'Keefe
John & Ann Bowler
John Brophy
Mary Ellen Coleman
Michael Fisher
Barry Heffner
Carlos Prietto
Estate of Patricia Martin
Nevada Outdoor Systems, Inc.
Lynn Terlaga
Brent Baer
Dave Lamberger
Thomas Jones                                                     ---------------

TOTAL:                                                           ===============
------

                                                                       EXHIBIT B

                 MARTIN MEDIA, A CALIFORNIA LIMITED PARTNERSHIP
                           HOLDERS OF PREFERRED UNITS
                              At December 23, 1997



Name                                   Number of Units
----                                   ---------------
CIBC Oppenheimer Corp.                       7,500
Total Return Portfolio                       2,000
IDS Life Income Advantage Fund               1,500
IDS Life Special Income Fund                 2,500
High Yield Portfolio                        11,500
                                            ------
Total                                       25,000
                                            ======